                                                                  EXECUTION COPY













                             TRANSACTION AGREEMENT


                          DATED AS OF OCTOBER 21, 1998


                                     AMONG


                       ARANCIA INDUSTRIAL, S.A. DE C.V.,

                 PROMOCIONES INDUSTRIALES ARALIA, S.A. DE C.V.,


                                      AND


                       CORN PRODUCTS INTERNATIONAL, INC.







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                               TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I...................................................................  2
DEFINITIONS AND INTERPRETATION..............................................  2
     1.1.  Definitions......................................................  2
     1.2.  Interpretation................................................... 10

ARTICLE II.................................................................. 10
PURCHASE AND SALE OF SHARES; PURCHASE PRICE................................. 10
     2.1.  Purchase and Sale of Shares...................................... 10
     2.2.  Purchase Price................................................... 11

ARTICLE III................................................................. 12
CLOSING AND PURCHASE PRICE ADJUSTMENT....................................... 12
     3.1.  Closing Date..................................................... 12
     3.2.  Payment of Purchase Price; Delivery of Shares.................... 13
     3.3.  Corn Products' Additional Deliveries............................. 15
     3.4.  Parent Companies' Additional Deliveries.......................... 17
     3.5.  Purchase Price Adjustment For Earnout............................ 18

ARTICLE IV.................................................................. 20
REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANIES...................... 20
     4.1.  Due Incorporation................................................ 20
     4.2.  Due Authorization................................................ 20
     4.3.  Enforceability................................................... 21
     4.4.  No Conflict...................................................... 21
     4.5.  Authorized and Issued Capital.................................... 22
     4.6.  No Subsidiaries.................................................. 22
     4.7.  Title to Shares.................................................. 22
     4.8.  No Options....................................................... 22
     4.9.  Proceedings Pertaining to Shares................................. 22
     4.10.  Corporate Records............................................... 23
     4.11.  Financial Statements............................................ 23
     4.12.  Liabilities..................................................... 23
     4.13.  Property........................................................ 23
     4.14.  Condition....................................................... 24
     4.15.  Intellectual Property Rights.................................... 24
     4.16.  Product Liability............................................... 24
     4.17.  Insurance....................................................... 25
     4.18.  Bank Accounts; Powers of Attorney............................... 25
     4.19.  Litigation...................................................... 25






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     4.20.  No Default Under Material Contracts............................. 25
     4.21A.  Aracorn Tax Matters............................................ 26
     4.21B.  Poliecsa and Joint Venture Tax Matters......................... 26
     4.22.  Employee Matters................................................ 27
     4.23.  Benefit Plans................................................... 27
     4.24.  Compliance with Laws............................................ 28
     4.25.  Compliance with Environmental Laws.............................. 28
     4.26.  Licenses and Permits............................................ 28
     4.27.  Ordinary Course................................................. 28
     4.28.  Stand Alone..................................................... 29
     4.29.  Copies.......................................................... 29
     4.30.  Relationships with Affiliates................................... 29
     4.31.  Investment Representation....................................... 29
     4.32.  U.S. Antitrust Compliance....................................... 29
     4.33.  No Finder....................................................... 30
     4.34.  No Other Representations........................................ 30


ARTICLE V................................................................... 30
REPRESENTATIONS AND WARRANTIES OF CORN PRODUCTS............................. 30
     5.1.  Due Incorporation................................................ 30
     5.2.  Due Authorization................................................ 30
     5.3.  Enforceability................................................... 31
     5.4.  No Conflict...................................................... 31
     5.5.  Investment Representation........................................ 31
     5.6.  Consideration Shares............................................. 32
     5.7.  No Finder........................................................ 32
     5.8.  SEC Reports...................................................... 32
     5.9.  Financial Statements............................................. 32
     5.10.  Litigation...................................................... 32
     5.11.  Subsequent Liabilities.......................................... 33
     5.12.  No Other Representations........................................ 33

ARTICLE VI.................................................................. 33
ACTION PRIOR TO THE CLOSING DATES........................................... 33
     6.1.  Examination of Corn Products and the Companies................... 33
     6.2.  Preserve Accuracy of Representations and Warranties.............. 34
     6.3.  Consents of Third Parties; Governmental Approvals................ 34
     6.4.  Operations Prior to the Initial Closing Date and the
            Transfer of Aracorn Shares...................................... 35
     6.5.  Notification by Parent Companies of Certain Matters.............. 36
     6.6.  Mexican Regulatory Compliance.................................... 36
     6.7.  Insurance........................................................ 37
     6.8.  Facilitation of Closings......................................... 37
     6.9.  U.S. Antitrust Law Compliance.................................... 37





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ARTICLE VII................................................................. 37
ADDITIONAL AGREEMENTS....................................................... 37
    7.1.  Confidential Nature of Information................................ 38
    7.2.  No Public Announcement............................................ 38
    7.3.  Expenses.......................................................... 38
    7.4.  Further Assurances................................................ 38
    7.5.  Termination of Joint Ownership Agreement.......................... 38
    7.6.  Dividends......................................................... 38
    7.7.  Amendment to Confidentiality Agreement............................ 39


ARTICLE VIII................................................................ 39
CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES.............................. 39
    8.1.  Conditions to the Initial Closing................................. 39
    8.2.  Conditions to the First Put Closing............................... 41
    8.3.  Conditions to the Second Put Closing.............................. 42


ARTICLE IX.................................................................. 43
INDEMNIFICATION............................................................. 43
    9.1.  Indemnification by Parent Companies............................... 43
    9.2.  Indemnification by Corn Products.................................. 43
    9.3.  Limitation on Indemnification..................................... 44
    9.4.  Notification of Claims............................................ 44
    9.5.  Defense of Claims................................................. 44
    9.6.  Exclusive Remedy.................................................. 46
    9.7.  Waiver of Claims.................................................. 46
    9.8.  Available Claims.................................................. 46

ARTICLE X................................................................... 46
TERMINATION................................................................. 46
    10.1.  Termination...................................................... 46
    10.2.  Notice of Termination............................................ 47
    10.3.  Effect of Termination............................................ 47

ARTICLE XI.................................................................. 47
GENERAL PROVISIONS.......................................................... 47
    11.1.  Survival of Obligations.......................................... 47
    11.2.  Notices.......................................................... 47
    11.3.  Language......................................................... 48
    11.4.  Successors and Assigns........................................... 49
    11.5.  Amendments....................................................... 49
    11.6   Disclaimer of Warranties......................................... 49
    11.7.  Waivers.......................................................... 49






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    11.8.   Severability.................................................... 49
    11.9.   Execution in Counterparts....................................... 50
    11.10.  Governing Law................................................... 50
    11.11.  Submission to Jurisdiction...................................... 50





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EXHIBITS

A   Opinion of Counsel to Corn Products
B   Corporate Name License Agreement
C   Non-Competition Agreement
D   Stockholder Agreement
E   Opinion of Counsel to Parent Companies
F   Amended and Restated Bylaws of Joint Venture

SCHEDULES

1.1A        Arancia Entities
1.1B        Knowledge
3.3         Individuals Entering into Non-Competition Agreements
3.4         Resignations
3.5(g)      Earnout Payment Example
4.4         No Conflict
4.5         Authorized and Issued Capital
4.6         No Subsidiaries
4.10        Corporate Records
4.11(a)     Parent Companies Financial Statements
4.11(b)     Companies Financial Statements
4.12(a)     Aracorn Liabilities
4.12(b)     Poliecsa Liabilities
4.13        Property
4.14(a)     Condition
4.15        Intellectual Property Rights
4.16        Inventories and Product Liability
4.17        Insurance
4.18        Bank Accounts; Powers of Attorney
4.19        Litigation
4.20        No Default Under Material Contracts
4.21A       Aracorn Tax Matters
4.21B       Poliecsa Tax Matters
4.22        Employee Matters
4.23        Benefit Plans
4.24        Compliance with Laws
4.25        Compliance with Environmental Laws
4.27        Ordinary Course
4.28        Stand Alone
4.30        Relationships with Affiliates
4.33        No Finder
5.4         No Conflict






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5.7          No Finder
5.10(b)      Litigation
5.11         Subsequent Liabilities
6.4          Transferable Employees






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                             TRANSACTION AGREEMENT



     TRANSACTION AGREEMENT, dated as of October 21, 1998 (the "Agreement"), among Corn Products International, Inc., a Delaware corporation ("Corn Products"), Promociones Industriales Aralia, S.A. de C.V., a corporation organized and existing under the laws of the Republic of Mexico ("Aralia") and Arancia Industrial, S.A. de C.V., a corporation organized and existing under the laws of the Republic of Mexico ("Arinsa" and, together with Aralia, the "Parent Companies").

                             PRELIMINARY STATEMENT

     WHEREAS, (i) CPC International, Inc., the predecessor of Corn Products ("CPC"), (ii) Productos de Maiz, S.A. de C.V., a corporation organized and existing under the laws of the Republic of Mexico ("PM"), (iii) Arinsa, (iv) Arancia Productos Industriales, S.A. de C.V., a corporation organized and existing under the laws of the Republic of Mexico ("Apisa"), (v) Arancia, S.A. de C.V., a corporation organized and existing under the laws of the Republic of Mexico ("Arancia"), and (vi) the following real estate companies: (1) Inmobiliaria Zuri, S.A. de C.V., (2) Arrendadora Gefemesa, S.A. de C.V., (3) Inmobiliaria la Gloria, S.A. de C.V., (4) Arrendadora la Gloria, S.A. de C.V., and (5) Arrendadora del Roble, S.A. de C.V., each organized and existing under the laws of the Republic of Mexico (together with Apisa and Arancia, the "Arancia Companies"), entered into that certain Joint Ownership Agreement dated October 12, 1994 (the "Joint Ownership Agreement").

     WHEREAS, on November 1, 1994, prior to the closing of the transactions contemplated by the Joint Ownership Agreement, PM transferred its consumer products and modified starch businesses to wholly-owned subsidiaries of CPC and changed its corporate name to CPC Industrial, S.A. de C.V. and on September 1, 1995, again changed its corporate name to Arancia-CPC, S.A. de C.V.

     WHEREAS, on January 1, 1996, all of the Arancia Companies, other than Arrendadora Gefemesa, S.A. de C.V., merged with and into Arancia - CPC S.A. de C.V. (the "Joint Venture").

     WHEREAS, Aracorn S.A. de C.V., a corporation organized under the laws of the Republic of Mexico ("Aracorn"), was spun-off from Arinsa, which spin-off was effective as of July 31, 1998.

     WHEREAS, Aralia is owner, beneficially and of record, of all (except thirty-two) of the issued and outstanding capital stock of Aracorn S.A. de C.V. and Arinsa is owner, beneficially and of record of (a) 100,000 shares (the "Arinsa JV Shares") of capital stock of the Joint Venture, and (b) 2,201,205 shares (the "Poliecsa Shares") of capital stock of Poliquimicos del Ecuador, S.A., a corporation organized under the laws of the Republic of Ecuador ("Poliecsa" and, together with Aracorn and the Joint Venture, the "Companies").






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     WHEREAS, Aralia desires to sell to Corn Products, and Corn Products desires to purchase from Aralia, forty-nine percent of the outstanding capital stock of Aracorn represented by 110,079,250 shares, including the thirty-two shares not held of record by Aralia (the "Aracorn Minority Shares"), on the terms and subject to the conditions set forth herein.

     WHEREAS, Corn Products desires to grant to Aralia, and Aralia desires to have, an option to sell the remaining fifty-one percent of the outstanding capital stock of Aracorn to Corn Products on the terms and subject to the conditions set forth herein.

     WHEREAS, Arinsa desires to sell to Corn Products, and Corn Products desires to purchase from Arinsa, (a) the Arinsa JV Shares and (b) the Poliecsa Shares, on the terms and subject to the conditions set forth herein.

     Accordingly, in consideration of the mutual agreements hereinafter set forth, Corn Products and the Parent Companies agree as follows:


                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.1. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

     "24.4% SHARES" has the meaning specified in Section 2.1(c).

     "26.6% SHARES" has the meaning specified in Section 2.1(b).

     "ACCOUNTING PRINCIPLES" Wherever in this Agreement reference is made to Accounting Principles, any such reference with respect to the Parent Companies, the Joint Venture or Aracorn shall be deemed to be the generally accepted accounting principles from time to time approved by the Mexican Institute of Chartered Accountants (Instituto Mexicano de Contadores Publicos), any such reference with respect to Poliecsa shall be deemed to be the generally accepted accounting principles in general usage in the Republic of Ecuador, and any such reference to Corn Products shall be deemed to be United States generally accepted accounting principles.

     "AFFILIATE" means with respect to any Person, any other Person or Individual which directly or indirectly controls, is controlled by or is under common control with such Person. In addition to the foregoing, as used in the definition of "Arancia Entity," the term "Affiliate" shall include, with respect to any Individual, any present or future child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, brother-in-law, sister-in-law, mother-






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in-law, father-in-law, son-in-law, daughter-in-law of such Individual, and shall include adoptive relationships. For the avoidance of doubt, the Parties acknowledge that (i) Corn Products, on the one hand, and the Arancia Entities, on the other hand, shall not be considered "Affiliates" of each other, (ii) the Companies and their Subsidiaries shall not be considered "Affiliates" of the Parent Companies at any time, and (iii) the Companies and their Subsidiaries shall be considered "Affiliates" of Corn Products following the Initial Closing.

     "AGREED RATE" means the rate calculated from time to time pursuant to the term "Base Rate," as such term is defined, without giving effect to any amendments, in the U.S.$340,000,000 5-Year Revolving Credit Agreement dated as of December 17, 1997 among Corn Products, the Lenders named therein, Citibank, N.A., as Administrative Agent, Citicorp Securities, Inc. as Arranger, The First National Bank of Chicago, as Documentation Agent, The Chase Manhattan Bank, as Co-Agent and CPC International Inc., as Interim Guarantor, whether or not such agreement thereafter remains in effect. Except as otherwise provided herein, interest calculations based on the Agreed Rate shall be computed based on quarterly compounding.

     "AGREEMENT" has the meaning specified in the first paragraph of this Agreement.

     "ANNUAL GOALS" has the meaning specified in Section 3.5 (b).

     "APISA" has the meaning specified in the second paragraph of this Agreement.

     "ARACORN" has the meaning specified in the fifth paragraph of this Agreement.

     "ARACORN MINORITY SHARES" has the meaning specified in the seventh paragraph of this Agreement.

     "ARALIA" has the meaning specified in the first paragraph of this Agreement.

     "ARANCIA" has the meaning specified in the second paragraph of this Agreement.

     "ARANCIA COMPANIES" has the meaning specified in the second paragraph of this Agreement, and "ARANCIA COMPANY" means any one of them.

     "ARANCIA ENTITY" means those Persons and Individuals set forth on Schedule 1.1A and any Persons or Individuals who are, from time to time, Affiliates or Subsidiaries of any Arancia Entity.

     "ARINSA" has the meaning specified in the first paragraph of this Agreement.

     "ARINSA JV SHARE PURCHASE PRICE" has the meaning specified in Section
2.2(b).





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     "ARINSA JV SHARES" has the meaning specified in the sixth paragraph of this
Agreement.

     "BANKRUPTCY" means the rendering of a ruling or an order by a court of competent jurisdiction declaring a Person or Individual bankrupt or naming a trustee to its goods; or the rendering of a ruling by a court of competent jurisdiction or the passing of a resolution for the liquidation or the dissolution of a Person's or Individual's enterprise or affairs or the filing by a Person or Individual of procedures to be declared voluntarily bankrupt or the assignment of its goods for the benefit of its creditors; or the loss, by a Person or Individual, in the hands of a creditor, of the enjoyment of its goods or a substantial part thereof, unless this Person or Individual contests in good faith the right of such creditor to seize its goods within 10 days of such loss before the competent authorities and the creditor does not prevail.

     "BENEFIT PLANS" means all pension, retirement, bonus, profit sharing, compensation, incentive, stock purchase, stock option, savings, stock appreciation, phantom stock, severance, change-of-control, savings, thrift, insurance, medical, hospitalization, disability, death, and other similar plans, programs, arrangements or practices applicable to any or all of the past or present shareholders, directors, officers, employees, or agents of the Person in question; and "BENEFIT PLAN" means any one of them.

     "BUSINESS" means the following activities: corn wet milling processing, manufacturing, marketing, distribution, sales and trading of all types of products derived from the corn wet milling process, such as, but not limited to, all types of starches, modified corn starch, corn syrups, syrup blends, fructose sweeteners, caramel colors, maltrodextrins, dextroses, sorbitols, gluten meal, gluten feed and corn germ meal, corn germ, corn oil, ethanol, citric acid, and lactic acid. The aforesaid products covered by this Agreement will not be limited to regular corn derivatives, but will also include starches derived from any other agricultural products such as, but not limited to: waxy corn, sorghum, high amylose corn, potato, wheat, and tapioca, and their derivatives independently of the industrial process employed to produce them.

     "BUSINESS DAY" shall mean any day on which the principal commercial banks located in Mexico City, Mexico and New York, New York, United States of America are open for business during normal banking hours.

     "COMMISSION" shall mean the United States Securities and Exchange
Commission.

     "COMPANIES" has the meaning specified in the sixth paragraph of this Agreement, and "COMPANY" means any one of them.

     "COMPANY AGREEMENTS" has the meaning specified in Section 4.20.

     "COMPOSITE BONUS PERCENTAGE" has the meaning specified in Section 3.5(b).






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     "CONFIDENTIALITY AGREEMENT" has the meaning specified in Section 6.1.

     "CONSIDERATION SHARES" means shares of Corn Products Common Stock delivered pursuant to Section 2.2(a)(ii) plus the Optional Shares, if any.

     "CORN PRODUCTS" has the meaning specified in the first paragraph of this Agreement.

     "CORN PRODUCTS ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Corn Products to the Parent Companies on the date hereof, or otherwise pursuant to this Agreement.

     "CORN PRODUCTS CHANGE IN CONTROL" shall be deemed to have occurred when, as the result of a transaction or a series of related transactions (including any proxy contests): (a) Individuals who constitute the Board of Directors of Corn Products immediately prior to such transactions or series of related transactions (including any proxy contests) constitute less than 50% of the Board of Directors of Corn Products, (b) the stockholders of Corn Products immediately prior to such transaction or series of related transactions own beneficially less than 50% of the issued and outstanding Voting Securities of Corn Products or (c) all or substantially all of the assets of Corn Products are transferred pursuant to Section 11.4(b) unless after such transaction at least 50% of the Individuals who constitute the Board of Directors of the transferee were members of the Corn Products Board of Directors immediately prior to such transaction and at least 50% of the issued and outstanding Voting Stock of the transferee is held by stockholders of Corn Products immediately prior to the transaction.

     "CORN PRODUCTS COMMON STOCK" has the meaning specified in Section 2.2(a).

     "CORN PRODUCTS GROUP MEMBER" means Corn Products, the Companies and their Subsidiaries and any Affiliates of Corn Products and their respective successors and assigns.

     "CORN PRODUCTS SEC DOCUMENTS" has the meaning specified in Section 5.8.

     "CPC" has the meaning specified in the second paragraph of this Agreement.

     "EARNOUT NOTICE" has the meaning specified in Section 3.5(a).

     "EARNOUT PAYMENT" has the meaning specified in Section 3.5(a).

     "EARNOUT YEAR" means any of the twelve-month periods ending December 31, 2000, December 31, 2001, and December 31, 2002.

     "ENVIRONMENTAL LAW" means all Laws relating to or addressing the environment, health or safety.






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     "EXCHANGE ACT" shall mean the United States Securities Exchange Act of
1934, as amended.

     "FAIR MARKET VALUE" has the meaning specified in Section 2.2(f).

     "FINANCIAL STATEMENTS" means a balance sheet and income statement for the year ended December 31, 1997 and unaudited balance sheet and income statement for the nine-month period ended September 30, 1998 or the latest available quarterly period, including, in the case of year end financial statements, the appropriate notes thereto. In the case of Aracorn, "Financial Statements" means an unaudited balance sheet as of September 30, 1998 and an income statement from inception through September 30, 1998.

     "FIRST PUT CLOSING" means the closing of the transfer of the 26.6% Shares from Aralia to Corn Products or its designated Affiliate pursuant to the First Put Exercise Notice.

     "FIRST PUT CLOSING DATE" has the meaning specified in Section 3.1(b).

     "FIRST PUT EXERCISE NOTICE" has the meaning specified in Section 2.1(b).

     "FIRST PUT PURCHASE PRICE" has the meaning specified in Section 2.2(d).

     "GOVERNMENTAL BODY" means: (i) any national, federal, provincial, state, municipal or other government or body; (ii) any multinational, multilateral or international body; (iii) any subdivision, ministry, department, secretariat, bureau, agency, commission, board, instrumentality or authority of any of the foregoing governments or bodies; (iv) any administrative agency or quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foreign governments or bodies; or (v) any national, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, grand jury, commission, board or panel.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFIED PARTY" has the meaning specified in Section 9.5(a).

     "INDEMNIFYING PARTY" has the meaning specified in Section 9.5(a).

     "INDIVIDUAL" means a physical person.

     "INITIAL CLOSING" means the closing of the transfer of the Aracorn Minority Shares, the Arinsa JV Shares and the Poliecsa Shares from the Parent Companies to Corn Products.






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     "INITIAL CLOSING DATE" has the meaning specified in Section 3.1(a).

     "INTELLECTUAL PROPERTY RIGHTS" means (i) all patents, trademarks, trade names, service marks, copyrights, industrial designs, trade secrets, processes, inventions, know-how, recipes, technology, software, formulas, franchises, licenses, right-to-use, drawings, specifications for products, materials and equipment, process development, manufacturing information, quality control information, performance data, policy or procedure manuals, plant service information and other intellectual property, and (ii) all registrations and applications for registration of intellectual property, in each case used or held for use in connection with the Business of any of the Companies, and "INTELLECTUAL PROPERTY RIGHT" means any one of them; provided however, that, in no case shall the term Intellectual Property Rights include intellectual property rights (A) in the form of software that is available in consumer retail stores or is available "off-the-shelf" and is subject to "shrink wrap" or "box top" license agreements, or (B) licensed or otherwise made available by Corn Products to any of the Companies.

     "JOINT OWNERSHIP AGREEMENT" has the meaning specified in the second paragraph of this Agreement.

     "JOINT VENTURE" has the meaning specified in the fourth paragraph of this Agreement.

     "JVA ANCILLARY AGREEMENTS" means the Arinsa Trademark License and Technology Agreement dated November 1, 1994 between Arancia Industrial, S.A. de C.V. and CPC Industrial, S.A. de C.V., the Arinsa Trademark License and Technology Agreement dated November 1, 1994 between Arinsa and Arancia, the CPC Technology and Trademark License Agreement dated November 1, 1994 between Corn Products and CPC Industrial, S.A. de C.V. and the CPC Technology and Trademark License Agreement dated November 1, 1994 between Corn Products and Arancia.

     "KNOWLEDGE" shall mean, with respect to the Parent Companies, actual knowledge of any Individual listed on Schedule 1.1B hereto.

     "LAWS" means: (i) all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations, and municipal by-laws, whether domestic, foreign or international; (ii) all judgments, orders, writs, injunctions, decisions, rulings, regulations, notices, administrative pronouncements, interpretations, decrees, and awards of any Governmental Body; and (iii) all provisions of the foregoing; in each case binding on or affecting the Party or Person, or the property thereof, referred to in the context in which such word is used; and "LAW" means any one of them; for greater certainty the words "LAWS" and "LAW" shall include Laws relating in whole or in part to the environment and its protection.


     "LIENS" mans (i) all hypothecations, mortgages, pledges, liens, security interests, transfers of property in stock, servitudes, easements, conditional sale contracts, ownership or title retention agreements, occupation rights, encroachments, restrictive covenants, title defects and other encumbrances or rights of others of any nature whatsoever or however arising; and (ii) any arrangement or condition that in substance secures payment or performance of an obligation; and a "LIEN" means any one of them.

     "LOSSES" has the meaning specified in Section 9.1.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets or results of operations of (a) in the case of the Companies, the Companies and their Subsidiaries, taken as whole, except any such effect resulting from or arising in connection with (i) this Agreement or the transaction contemplated hereby, (ii) changes or conditions affecting the corn-milling industry generally, (iii) economic conditions in the United States or Mexico generally, (iv) any action by Corn Products or any of its Affiliates, or (v) any inaction by Corn Products or any of its Affiliates not taken in good faith and, (b) in the case of Corn Products, Corn Products and its Subsidiaries, taken as a whole, except any such effect resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby, (ii) changes or conditions affecting the corn-milling industry generally or (iii) economic conditions in the United States or Mexico generally.

     "MINORITY SHARE PURCHASE PRICE" has the meaning specified in Section 2.2.

     "OPTIONAL SHARES" has the meaning specified in Section 2.2(f).

     "PARENT COMPANIES" has the meaning specified in the first paragraph of this Agreement.

     "PARENT COMPANY ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by either of the Parent Companies to Corn Products on the date hereof, or otherwise pursuant to this Agreement.

     "PARENT COMPANY GROUP MEMBER" means the Parent Companies and their Affiliates, and their respective successors and assigns.

     "PARTIES" means all of the parties hereto collectively; and a "PARTY" shall mean any one of them.

     "PERMITTED ENCUMBRANCES" means: (i) Liens arising solely by operation of Law or of any employees for salary or wages earned but not yet due and payable;
(ii) Liens of workmen, suppliers of material, builders and architects, or warehousemen's and carriers' Liens, or unregistrable Liens of unpaid vendors of moveable property, arising solely by operation of Law in each case arising in the ordinary course of business for charges which are earned but not yet due and payable and (iii) Liens that neither detract from the value of, nor interfere with the use or operation of, the applicable asset.

     "PERSON" means a corporation, company, limited liability company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or Governmental Body, but shall not include any Individual.

     "PM" has the meaning specified in the second paragraph of this Agreement.

     "POLIECSA" has the meaning specified in the sixth paragraph of this Agreement.

     "POLIECSA SHARE PURCHASE PRICE" has the meaning specified in Section
2.2(c).

     "POLIECSA SHARES" has the meaning specified in the sixth paragraph of this Agreement.

     "SECOND PUT CLOSING" means the closing of the transfer of the 24.4% Shares from Aralia to Corn Products or its designated Affiliate pursuant to the Second Put Exercise Notice.

     "SECOND PUT CLOSING DATE" has the meaning specified in Section 3.1(c).

     "SECOND PUT EXERCISE NOTICE" has the meaning set forth in Section 2.1(c).

     "SECOND PUT PURCHASE PRICE" has the meaning specified in Section 2.2(e).

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

     "SUBSIDIARY" means, with respect to any Person, any other Person which is controlled by it or by one or more Persons each of which is controlled by it, and for the purpose of this definition "CONTROL" means, with respect to any Person, the ownership of more than 50% of the voting shares of the Person.

     "TARGET AMOUNT" has the meaning specified in Section 3.5(a).

     "TARGET BONUSES" has the meaning specified in Section 3.5(b).

     "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means any taxes, charges, fees, levies, contributions or other assessments or reassessments imposed or administered by any Taxing Authority, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, trade, franchise, privilege, profits, license, withholding, payroll, employment, profit sharing, social security, housing fund, retirement savings systems, excise, estimated, severance, stamp, occupation, property, assets or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest, penalties, additions to tax or additional amounts imposed thereon or with respect thereto.

     "TAXING AUTHORITY" means any Governmental Body having or exercising any authority to assess, impose or collect Taxes of any kind.

     "TAX RETURN" means all returns (including amended returns and estimated Tax returns), Dictamen Fiscal, declarations, reports, schedules, information returns, statements or other documents, any amendments thereto and any related or supporting information filed or required to be filed, with respect to Taxes.

     "TAX SHARING ARRANGEMENT" means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes any Company or any Subsidiary of a Company.

     "VOTING SECURITIES" means any securities entitled to vote in the election of directors generally, securities convertible or exchangeable into or exchangeable for such securities and any rights or options to acquire any such securities.

     1.2. INTERPRETATION. As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) except with respect to Articles IV and V hereof, to a statute means such statute as amended from time to time and includes any successor legislation thereto. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement.


                                   ARTICLE II

                  PURCHASE AND SALE OF SHARES; PURCHASE PRICE


     2.1. PURCHASE AND SALE OF SHARES. (a) Upon the terms and subject to the conditions of this Agreement, on the Initial Closing Date, (i) Arinsa shall sell, transfer, assign, convey and deliver to Corn Products, free and clear of all Liens, and Corn Products shall purchase from Arinsa, the Arinsa JV Shares,
(ii) Aralia shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Corn Products, free and clear of all Liens, and Corn Products shall purchase from Aralia, the Aracorn Minority Shares and (iii)

Arinsa shall sell, transfer, assign, convey and deliver to Corn Products, free and clear from all Liens, and Corn Products shall purchase from Arinsa, the Poliecsa Shares.

     (b) At the option of Aralia, exercised by written notice (the "First Put Exercise Notice") delivered to Corn Products no later than two Business Days prior to the First Put Closing Date, and upon the terms and subject to the conditions of this Agreement, on the First Put Closing Date, Aralia shall sell, transfer, assign, convey and deliver to Corn Products, free and clear of all Liens, 59,757,307 shares of capital stock of Aracorn (the "26.6% Shares"), and Corn Products shall purchase such 26.6% Shares from Aralia.

     (c) At the option of Aralia, exercised by written notice (the "Second Put Exercise Notice") delivered to Corn Products no later than December 1, 2003, and upon the terms and subject to the conditions of this Agreement, on the Second Put Closing Date, Aralia shall sell, transfer, assign, convey and deliver to Corn Products, free and clear of all Liens, 54,814,973 shares of capital stock of Aracorn (the "24.4% Shares") and Corn Products shall purchase such 24.4% Shares from Aralia.

     2.2. PURCHASE PRICE. (a) The purchase price for the Aracorn Minority Shares (the "Minority Share Purchase Price") shall be (i) cash in the amount of US$10,152,939, plus (ii) 1,764,706 shares of Common Stock, par value US$.01 per share, of Corn Products ("Corn Products Common Stock"), plus (iii) amounts payable pursuant to Section 3.5 hereof.

     (b) The purchase price for the Arinsa JV Shares (the "Arinsa JV Share Purchase Price") shall be cash in an amount of US$34,901,960.

     (c) The purchase price for the Poliecsa Shares (the "Poliecsa Share Purchase Price") shall be cash in the amount of US$2,000,000.

     (d) The purchase price for the 26.6% Shares (the "First Put Purchase Price") shall be, at Corn Products' option, either (i) cash in the amount equal to US$38,043,141 plus the amount accrued thereon from the Initial Closing Date to the First Put Closing Date at the Agreed Rate, or (ii) (A) cash in the amount equal to US$18,043,141 plus the amount accrued thereon from the Initial Closing Date to the First Put Closing Date at the Agreed Rate plus (B) a number of shares of Corn Products Common Stock determined by dividing (1) US$20,000,000 plus the amount accrued thereon from the Initial Closing Date to the First Put Closing Date at the Agreed Rate by (2) the average of the Fair Market Value of Corn Products Common Stock for the twenty (20) trading days immediately prior to the First Put Closing Date.


     (e) The purchase price for the 24.4% Shares (the "Second Put Purchase Price") shall be, at Corn Products' option, either (i) cash in the amount equal to US$34,901,960 plus the amount accrued thereon from the Initial Closing Date to the Second Put Closing Date at the Agreed Rate, subject to adjustment, if any, pursuant to Section 7.6 hereof, or (ii) (A) cash in the amount equal to US$24,901,960 plus the amount accrued thereon from the Initial Closing Date to the Second Put Closing Date at the Agreed Rate, subject to adjustment pursuant to Section 7.6 hereof, plus (B) a number of shares of Corn Products Common Stock determined by dividing (1) US$10,000,000 plus the amount accrued thereon from the Initial Closing Date to the Second Put Closing Date at the Agreed Rate by
(2) the average of the Fair Market Value of Corn Products Common Stock for the twenty (20) trading days immediately prior to the Second Put Closing Date.

     (f) The term "Fair Market Value" means the closing sales price of Corn Products Common Stock, on the applicable exchange if it is listed on a national securities exchange, or if not, as reported on the Nasdaq National Market System, or if there have been no sales on any such exchange or the Nasdaq National Market System on any day, the average of the highest bid and lowest asked prices at the end of such day. If Corn Products Common Stock is not listed on any national securities exchange or the Nasdaq National Market System, then Corn Products shall not have the option to pay any of the First Put Purchase Price or the Second Put Purchase Price in shares of Corn Products
Common Stock.   The term "Optional Shares" means any shares of Corn Products
Common Stock received by Aralia or its designee from Corn Products as partial consideration for the purchase by Corn Products of the 26.6% Shares or the 24.4% Shares from Aralia.


                                  ARTICLE III

                     CLOSING AND PURCHASE PRICE ADJUSTMENT

     3.1. CLOSING DATE. (a) The Initial Closing shall take place on the third Business Day after the conditions set forth in Section 8.1 have been satisfied or waived, at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 or at such other place or at such other time as shall be agreed upon by Corn Products and the Parent Companies. The date on which the Initial Closing is actually held is sometimes referred to herein as the "Initial Closing Date."

     (b) If the First Put Exercise Notice shall have been delivered by Aralia as provided in Section 2.1(b), the First Put Closing shall take place on the date that is 366 calendar days (or, if such day is not a Business Day, on the immediately succeeding Business Day), after the Initial Closing Date at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 or at such other place or at such other time as shall be agreed upon by Corn Products and Aralia. In the event that the First Put Closing cannot take place on the date specified above solely because the conditions to such Closing have not been satisfied, the date of such Closing shall be deferred for up to 120 days so long as there exists a good faith expectation that such conditions will be satisfied within such 120 day period and throughout such period the Parties shall use all commercially reasonable efforts in accordance with Section 6.8(a) to consummate such closing. The date on which the First Put Closing is actually held is sometimes referred to herein as the "First Put Closing Date."

     (c) If the Second Put Exercise Notice shall have been delivered by Aralia as provided in Section 2.1(c), the Second Put Closing shall take place on the thirtieth day (or, if such day is not a Business Day, on the immediately succeeding Business Day), after delivery of the Second Put Exercise Notice, at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 or at such other place or at such other time as shall be agreed upon by Corn Products and Aralia. In no event shall the Second Put Closing take place unless the transfer of the 26.6% Shares to Corn Products shall have occurred and, in any event, the Second Put Closing shall not take place before the date that is eighteen months after the Initial Closing Date or after December 31, 2003, unless otherwise agreed by Corn Products and Aralia. In the event that the Second Put Closing cannot take place on the date specified above solely because the conditions to such Closing have not been satisfied, the date of such Closing shall be deferred for up to 120 days so long as there exists a reasonable expectation that such conditions will be satisfied within such 120 day period and throughout such period the Parties shall use all commercially reasonable efforts in accordance with Section 6.8(a) to consummate such closing. The time and date on which the Second Put Closing is actually held are sometimes referred to herein as the "Second Put Closing Date."

     3.2.  PAYMENT OF PURCHASE PRICE; DELIVERY OF SHARES.

     (a)  Subject to fulfillment or waiver of the conditions set forth in
Section 8.1 of the Transaction Agreement, at the Initial Closing:

           (i)  Corn Products shall:

                 (A) pay to Aralia the cash portion of the Minority Share Purchase Price (other than amounts to be paid pursuant to Section 3.5) by wire transfer of immediately available funds to the account in the United States or Mexico specified by Aralia in writing to Corn Products at least two Business Days prior to the Initial Closing;

                 (B) deliver to Aralia a stock certificate representing 1,764,706 shares of Corn Products Common Stock registered in the name of Aralia or such other Arancia Entity as Aralia may specify in writing at least two Business Days prior to the Initial Closing Date; provided that if such shares are to be delivered to an Arancia Entity other than Aralia, such Arancia Entity shall enter into an agreement with Corn Products pursuant to which such Arancia Entity agrees to be bound by Sections 2.2, 2.3, 3.4, 3.5 and 3.8 of the Stockholder Agreement; and

                 (C) pay to Arinsa an amount equal to the sum of the Arinsa JV Share Purchase Price plus the Poliecsa Share Purchase Price by wire transfer of immediately available funds to the account in the United States or Mexico specified by Arinsa in writing to Corn Products at least two Business Days prior to the Initial Closing;

           (ii) Aralia shall deliver to Corn Products a stock certificate representing the Aracorn Minority Shares, duly endorsed in favor of Corn Products or such other Affiliate of Corn Products as Corn Products may specify in writing at least two Business Days prior to the Initial Closing Date (provided that Corn Products may not designate an Affiliate if such designation would adversely affect or delay the closing) and shall duly record such transfer in the stock record books of Aracorn; and

           (iii)  Arinsa shall deliver to Corn Products:

                 (A) a stock certificate representing the Arinsa JV Shares, duly endorsed in favor of Corn Products or such other Affiliate of Corn Products as Corn Products may specify in writing at least two Business Days prior to the Initial Closing Date (provided that Corn Products may not designate an Affiliate if such designation would adversely affect or delay the closing) and, together with Corn Products, shall cause such transfer to be duly recorded in the stock record books of the Joint Venture; and

                 (B) a stock certificate representing the Poliecsa Shares, duly endorsed in favor of Corn Products or such Affiliate of Corn Products as Corn Products may specify in writing at least two Business Days prior to the Initial Closing Date (provided that Corn Products may not designate an Affiliate if such designation would adversely affect or delay the Closing) and shall duly record such transfer in the stock record books of Poliecsa.

            (iv) Corn Products and Aralia shall cause (i) Ignacio Aranguren Castiello to be the representative of Aracorn on the Board of Directors of the Joint Venture and (ii) the following individuals to be elected to the Board of Directors of Aracorn:

            Members                           Alternate Members
            -------                           -----------------
            Ignacio Aranguren Castiello       Santiago Aranguren Trellez
            Luis Aranguren Trellez            Miguel Guzman
            Ignacio Aranguren Trellez         Arturo Tovar Romero
            Jack C. Fortnum                   James W. Ripley
            Marcia E. Doane                   Cheryl Beebe

            (b) Subject to the fulfillment or waiver of the conditions set forth in Section 8.2, at the First Put Closing:

           (i)  Corn Products shall:

                 (A) pay, without any right of setoff, to Aralia an amount equal to (x) the First Put Purchase Price or (y) the cash component of the First Put Purchase Price as described in Section 2.2(d) hereof, in either case by wire transfer of immediately available funds to the account in the United States or Mexico specified by Aralia in writing to Corn Products at least two Business Days prior to the First Put Closing; and


                 (B) deliver to Aralia a stock certificate representing Optional Shares, if any, registered in the name of Aralia or such other Arancia Entity as Aralia may specify in writing at least two Business Days prior to the First Put Closing Date;

            provided that if such Optional Shares are to be delivered to an Arancia Entity other than Aralia, such Arancia Entity shall enter into an agreement with Corn Products pursuant to which such Arancia Entity agrees to be bound by Sections 2.2, 2.3, 3.4, 3.5 and 3.8 of the Stockholder Agreement;

            (ii) Aralia shall deliver to Corn Products a stock certificate representing the 26.6% Shares, duly endorsed in favor of Corn Products to Corn Products or such other Affiliate of Corn Products as Corn Products may specify in writing at least two Business Days prior to the First Put Closing Date (provided that Corn Products may not designate an Affiliate if such designation would adversely affect or delay the Closing) and, together with Corn Products, cause such transfer to be duly recorded in the stock record books of Aracorn.

            (c) Subject to the fulfillment or waiver of the conditions set forth in Section 8.3, at the Second Put Closing:

           (i)  Corn Products shall:

                 (A) pay, without any right of setoff, to Aralia an amount equal to (x) the Second Put Purchase Price or (y) the cash component of the Second Put Purchase Price as described in Section 2.2(e) hereof, in either case, by wire transfer of immediately available funds to the account in the United States or Mexico specified by Aralia in writing to Corn Products at least two Business Days prior to the Second Put Closing; and,

                 (B) deliver to Aralia a stock certificate representing the Optional Shares, if any, registered in the name of Aralia or such other Arancia Entity as Aralia may specify in writing at least two Business Days prior to the Second Put Closing Date; provided that if such Optional Shares are to be delivered to an Arancia Entity other than Aralia, such Arancia Entity shall enter into an agreement with Corn Products pursuant to which such Arancia Entity agrees to be bound by Sections 2.2, 2.3, 3.4, 3.5 and 3.8 of the Stockholder Agreement;

            (ii) Aralia shall deliver to Corn Products a stock certificate representing the 24.4% Shares, duly endorsed in favor of Corn Products or to such other Affiliate of Corn Products as Corn Products may specify in writing at least two Business Days prior to the Second Put Closing Date (provided that Corn Products may not designate an Affiliate if such designation would adversely affect or delay the Closing).

     3.3. CORN PRODUCTS' ADDITIONAL DELIVERIES. Subject to fulfillment or waiver of the conditions set forth in Section 8.1(a), at the Initial Closing Corn Products shall deliver to the Parent Companies all of the following:

            (i) A copy of Corn Products' Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

            (ii) Certificate of good standing of Corn Products issued as of a recent date by the Secretary of State of the State of Delaware;

            (iii) Certificate of the secretary or an assistant secretary of Corn Products, dated the Initial Closing Date, in form and substance reasonably satisfactory to the Parent Companies, as to (A) no amendments to the Certificate of Incorporation of Corn Products since a specified date, (B) the by-laws of Corn Products, (C) the resolutions of the Board of Directors of Corn Products authorizing the execution and performance of this Agreement and the transactions contemplated hereby, and (D) incumbency and signatures of the officers of Corn Products executing this Agreement and any Corn Products Ancillary Agreement;

            (iv) Opinion of counsel to Corn Products substantially in the form contained in Exhibit A.

            (v) A certificate to the effect of Section 8.1(b)(i) and (ii), duly executed by the President or any Vice President of Corn Products;

            (vi) The Corporate Name License Agreement substantially in the form contained in Exhibit B duly executed by Corn Products;

            (vii) A Non-Competition Agreement with each of the Individuals listed on Schedule 3.3 substantially in the form contained in Exhibit C duly executed by Corn Products;

            (viii) The Stockholder Agreement substantially in the form of Exhibit D duly executed by Corn Products; and

            (ix) All approvals and consents from the Mexican Federal Competition Commission and the Mexican Foreign Investment Commission and from the Persons and Individuals listed in Schedule 4.4, in form and substance reasonably satisfactory to the Parent Companies' legal counsel, necessary in order to permit the transactions contemplated herein to be completed at the Initial Closing, the First Put Closing and the Second Put Closing without adversely affecting, modifying, amending, varying or renegotiating in a way that is not insignificant to the Parent Companies in their judgment exercised in good faith, or resulting in the termination or cancellation of this Agreement or any Corn Products Ancillary Agreements;

            3.4. PARENT COMPANIES' ADDITIONAL DELIVERIES. (a) Subject to fulfillment or waiver of the conditions set forth in Section 8.1(b), at the Initial Closing the Parent Companies shall deliver to Corn Products all of the following:

            (i) Copies of the Certificate of Incorporation of each Parent Company and each Company notarized as of a recent date by a notary public of the appropriate jurisdiction;

            (ii) Certificate of the secretary or an assistant secretary of each Parent Company and each Company, dated the Initial Closing Date, in form and substance reasonably satisfactory to Corn Products, as to (A) no amendments to the Certificate of Incorporation of such Parent Company or such Company as the case may be, since a specified date, (B) the by-laws of such Parent Company or Company, as the case may be, (C) the resolutions of the Board of Directors of such Parent Company and of the stockholders of such Parent Company authorizing the execution and performance of this Agreement and the transactions contemplated hereby, and (D) incumbency and signatures of the officers of such Parent Company executing this Agreement and any Parent Company Ancillary Agreement to which such Parent Company is a party;

            (iii) Opinion of counsel to the Parent Companies substantially in the form contained in Exhibit E;

            (iv) All approvals and consents from the Mexican Federal Competition Commission and the Mexican Foreign Investment Commission and from the Persons and Individuals listed in Schedule 4.4, in form and substance reasonably satisfactory to Corn Products legal counsel, necessary in order to permit the transactions contemplated herein to be completed at the Initial Closing, the First Put Closing and the Second Put Closing without adversely affecting, modifying, amending, varying or renegotiating in a way that is not insignificant to Corn Products in its judgment exercised in good faith, or resulting in the termination or cancellation of this Agreement or any Parent Company Ancillary Agreements;

            (v) The Corporate Name License Agreement substantially in the form contained in Exhibit B duly executed by Arinsa;

            (vi) A Non-Competition Agreement substantially in the form contained in Exhibit C duly executed by each of the Individuals listed on
      Schedule 3.3;

            (vii) A certificate to the effect of Section 8.1(a)(i) and (ii), duly executed by the authorized officer of each Parent Company;

            (viii) A copy of a signed resignation tendered by each of the directors and officers of each of the Companies set forth on Schedule 3.4;

            (ix) A certificate representing one share of Arrendadora Gefemesa, S.A. de C.V. duly endorsed for transfer to Corn Products;

            (x) The Stockholder Agreement substantially in the form contained in Exhibit D duly executed by the Parent Companies; and

            (xi)  The minute books and stock record books of the Joint Venture.

            (b)  Subject to fulfillment or waiver of the conditions set forth in
Section 8.2(b), at the First Put Closing Aralia shall deliver to Corn Products all of the following:

            (i)  The minute books and stock record books of Aracorn;

            (ii) Copies of the Certificate of Incorporation for Aralia and Aracorn certified by a Mexican notary public as of a recent date; and

            (iii) Certificate of the secretary or an assistant secretary of Aralia, dated the First Put Closing Date, in form and substance reasonably satisfactory to Corn Products, as to (A) no amendments to the by-laws of Aralia except as provided therein, and (B) the continued existence of Aralia.

            (c)  Subject to fulfillment or waiver of the conditions set forth in
Section 8.3(b), at the Second Put Closing Aralia shall deliver to Corn Products all of the following:

            (i) Copies of the Certificate of Incorporation for Aralia certified as of a recent date; and

            (ii) Certificate of the secretary or an assistant secretary of Aralia dated the Second Put Closing Date, in form and substance reasonably satisfactory to Corn Products, as to (A) no amendments to the by-laws of Aralia except as provided therein, and (B) the continued existence of Aralia.

            3.5. PURCHASE PRICE ADJUSTMENT FOR EARNOUT. The Minority Share Purchase Price shall be increased by the Earnout Payments, which Earnout Payments shall be as follows:

            (a) Prior to each of March 1, 2001, March 1, 2002 and March 1, 2003, Corn Products shall pay to Aralia an "Earnout Payment" equal to the Composite Bonus Percentage (as defined below) determined as set forth below, for the most recently ended Earnout Year multiplied by US$4,000,000 in the case of Earnout Years 2000 and 2001 and US$4,500,000 in the case of Earnout Year 2002 (each, a "Target Amount") and shall deliver to Aralia a certificate setting forth Corn Products' calculation of such amounts for such Earnout Year (an "Earnout Notice"). Notwithstanding the previous sentence, no Earnout Payment for any Earnout Year shall exceed US$5,000,000 or be less than US$3,000,000.

            (b) For purposes of determining the amount of each Earnout Payment, the "Composite Bonus Percentage" for each Earnout Year shall be the average of the percentage of each of the Target Bonuses (as defined below) earned by the Chief Operating Officer and the Chief Executive Officer of Corn Products with respect to such Earnout Year. The "Target Bonuses" shall be the bonuses payable to such officers, respectively, in the event that 100% of the performance targets determined in good faith by the Board of Directors of Corn Products are achieved. Such performance targets shall be established no later than January 31 of the applicable Earnout Year. In the event no such performance target is established for any Earnout Year, the performance target for the preceding calendar year shall apply, provided that the Earnout Payment shall not be less than the Target Amount for such Earnout Year.

            (c) If Aralia disagrees with any calculation in the Earnout Notice delivered pursuant to paragraph (a) above, Aralia may, within 30 Business Days after the delivery of such Earnout Notice, deliver a notice of disagreement to Corn Products setting forth Aralia's calculation of the disputed amounts. Any such notice shall specify those items or amounts as to which Aralia disagrees, and Aralia shall be deemed to have agreed to all other items and amounts contained in the Earnout Notice. If Aralia fails to deliver a notice of disagreement within such 30 Business Day period, Corn Products' Earnout Notice shall be final and binding.

            (d) If a notice of disagreement is timely delivered by Aralia pursuant to Section 3.5(c), Corn Products and Aralia will use their good faith best efforts to resolve any such disagreement. If, within 30 Business Days of the date of receipt by Corn Products of Aralia's notice of disagreement, Corn Products and Aralia are unable to resolve such disagreement, they shall promptly thereafter appoint a firm of independent accountants of internationally recognized standing (who shall not have any material relationship with Corn Products or Aralia) promptly to review the disputed calculation of the Earnout Payment, and to make their own calculation thereof. Such review shall not include the validity or accuracy of any of the amounts used in calculating the Earnout Payment, to the extent they are included in the audited financial statements or the regularly maintained financial and accounting records of Corn Products or the notes or schedules thereto. Such independent accountants shall, as promptly as practicable, deliver a calculation of the Earnout Payment and a report thereof to Corn Products and Aralia, and the calculation of the Earnout Payment effected by such independent accountant shall be final and binding on all Parties. The cost of such independent accountant shall be borne equally by Corn Products, on the one hand, and Aralia, on the other.

            (e) Upon final determination of any Earnout Payment with respect to any Earnout Year, Corn Products shall deliver to Aralia the amount of the shortfall, if any, so determined, together with interest thereon at the Agreed Rate from the date that the Earnout Payment was otherwise payable to the date of payment.

            (f) In the event that a Corn Products Change in Control shall occur prior to the last date upon which any one or more Earnout Payments shall be payable hereunder, such remaining Earnout Payment or Payments shall be payable to Aralia promptly, but in no event later than 10 Business Days, following the occurrence of such Corn Products Change of Control, and if the amount of such remaining Earnout Payment or Payments cannot be determined at the time as provided in Section 3.5(b) above, the amount of each remaining Earnout Payment or Payments shall be the Target Amount for the relevant Earnout Year.

            (g) Set forth on Schedule 3.5(g), for illustrative purposes only, is an example of the method for calculating the Earnout Payment.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANIES

            The Parent Companies, jointly and severally, represent and warrant as of the date hereof and as of the Initial Closing Date to Corn Products as follows:

            4.1. DUE INCORPORATION. (a) Each of the Parent Companies is a corporation duly incorporated and organized and validly existing under the laws of the Republic of Mexico and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as and in the places where such properties are now owned, leased or operated or such business is now conducted.

            (b) Aracorn is a corporation duly incorporated and organized and validly existing under the laws of the Republic of Mexico. Poliecsa is a corporation duly incorporated and organized and validly existing under the laws of the Republic of Ecuador.

            (c) The Joint Venture is a corporation duly incorporated and organized and validly existing under the laws of the Republic of Mexico.

            (d) Each of the Companies has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as and in the places where such properties are now owned, leased or operated or such business is now conducted. Parent Companies have delivered to Corn Products true and complete copies of each Company's Articles of Incorporation, as in effect on the date hereof, and Bylaws, as in effect on the date hereof.

            4.2. DUE AUTHORIZATION. (a) Each of the Parent Companies has the necessary corporate power and authority to enter into and deliver this Agreement and the Parent Company Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Parent Company Ancillary Agreements by Arinsa and Aralia, as the case may be, and the performance by each of them of their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action on their parts. Except for the authorization of the Mexican Foreign Investment Commission and the notification to the Mexican Federal Competition Commission as set forth in

Section 6.6, and the filings under the HSR Act pursuant to Section 6.9, and except as set forth in Schedule 4.4, such execution, delivery and performance by each of the Parent Companies does not require any action or consent of, any registration with, or notification to, any Person or Individual, or any action or consent under any Laws to which any of them is subject, which, if not obtained or made would be material to any of the Companies or the transactions contemplated by this Agreement.

            (b) Except as set forth in Schedule 4.4, no approvals or consents are required to be obtained from any Person or Individual pursuant to any material contracts, agreements, indentures, instruments or commitments to which any of the Parent Companies or the Companies or any of their Subsidiaries, as the case may be, is a party or by which it is bound.

            4.3. ENFORCEABILITY. This Agreement constitutes, and the Parent Company Ancillary Agreements that are intended to constitute binding obligations will constitute, legal, valid and binding obligations of each of the Parent Companies who is a party hereto or thereto, enforceable against each of them in accordance with their terms subject, however, to limitations with respect to enforcement imposed by Bankruptcy and other Laws affecting creditors' rights generally.

            4.4. NO CONFLICT. Except as set forth in Schedule 4.4, the execution and delivery of this Agreement and the Parent Company Ancillary Agreements, the consummation of the transactions contemplated herein and therein and the performance by each of the Parent Companies of their obligations hereunder and thereunder and the compliance by each of them with the provisions hereof and thereof do not or will not:

            (a)  violate, contravene or breach, or constitute a default under,
      (i) the instruments of incorporation or by-laws of either Parent Company or any of the Companies, or (ii) any Laws;

            (b) violate, contravene or breach, or constitute a default under, any material contract, agreement, indenture, instrument, or commitment to which any of the Parent Companies, any of the Companies or any of their Affiliates may be a party, or their properties may be subject, or by which any of them are bound;

            (c) result in the creation of, or require the creation of, any material Lien upon any property of either of the Parent Companies or any of the Companies or their Subsidiaries;

            (d) result in the loss of any material license, permit, registration or certificate held by any of the Companies or any of their Subsidiaries; or

            (e)  result in, or give any Person or Individual the right to cause,
      (i) the termination, cancellation, modification, amendment, variation or renegotiation of any material contract, agreement, indenture, instrument or commitment to which any of the

      Parent Companies or any of the Companies or their Subsidiaries may be a party or by which any of them are bound or their properties affected, or
      (ii) the acceleration or forfeiture of any term of payment, or (iii) the loss in whole or in material part of any material benefit which would otherwise accrue to, or be to the benefit of, either of the Parent Companies or any of the Companies or their Subsidiaries.

            4.5. AUTHORIZED AND ISSUED CAPITAL. The authorized capital of each of the Companies consists only of the number of shares reflected in Schedule 4.5 (and no more), which are duly and validly subscribed and issued to the Parties listed in Schedule 4.5 and, other than shares of the Companies owned by Corn Products, are outstanding as fully paid and non-assessable and are not subject to any preemptive rights.

            4.6. NO SUBSIDIARIES. (a) The Companies do not, and will not upon the Initial Closing, own, directly or indirectly, any shares of the capital stock of any Person and have not made any equity investment in, and do not have any equity interest in, any Person, except as specifically reflected herein in
Schedule 4.6.

            (b) Schedule 4.6 sets forth a true and complete list of the names and addresses of each of the holders of record of capital stock of each of the Subsidiaries of the Companies and the respective number of outstanding shares or other equity interests held by each such holder; each such holder which is the Company or a Subsidiary thereof is the beneficial owner and holder of record with good and valid title, free and clear of all Liens, of all of such capital stock or other equity interests.

            4.7. TITLE TO SHARES. Arinsa is the beneficial owner and holder of record with good and valid title, free and clear of all Liens, of all of the Arinsa JV Shares and all of the Poliecsa Shares. Aralia is the beneficial owner and holder of record with good and valid title, free and clear of all Liens, of all of the Aracorn Minority Shares, the 26.6% Shares and the 24.4% Shares.

            4.8. NO OPTIONS. Other than agreements to which Corn Products or its Affiliates are parties, there is no: (a) outstanding security of any of the Companies convertible or exchangeable into any share or shares of the capital stock of such Company; (b) outstanding subscription, option, call, commitment or other agreement obligating any of the Companies to issue any share or shares of its capital stock or any security or securities of any class or kind which in any way relate to the authorized or issued capital stock of such Company; (c) agreement which grants to any Person or Individual the right to purchase or otherwise acquire any share or shares issued and outstanding or otherwise, of the capital stock of any of the Companies; or (d) voting trust or proxy with respect to any shares of the capital stock of any of the Companies.

            4.9. PROCEEDINGS PERTAINING TO SHARES. There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings on behalf of or against either of the Parent Companies or any of the Companies pending or, to the knowledge of the Parent

Companies, threatened with respect to, any of the Arinsa JV Shares, the Aracorn Minority Shares, the 26.6% Shares, the 24.4% Shares or the Poliecsa Shares.

            4.10. CORPORATE RECORDS. Except as set forth in Schedule 4.10, the minute books and registers of shareholders of the Companies are complete and accurate.

            4.11. FINANCIAL STATEMENTS. (a) The Financial Statements of each of the Parent Companies were prepared in good faith and fairly present, in accordance with Accounting Principles applied, except as described on Schedule 4.11(a), on a basis consistent with the prior period for the Person or its predecessor and throughout the period involved, the financial position of each of the Parent Companies, all as of the dates and for the periods therein specified (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

            (b) The Financial Statements of each of the Companies were prepared in good faith and fairly present, in accordance with Accounting Principles applied, except as described on Schedule 4.11(b), on a basis consistent with the prior period, if any, for the Person or its predecessor and throughout the period involved, the financial position of each of the Companies as of the dates and for the periods therein specified (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

            4.12. LIABILITIES. (a) Except as set forth in Schedule 4.12(a), Aracorn does not have any liabilities or obligations (absolute, accrued or contingent), which in any such case are required by Accounting Principles to be reflected in a balance sheet or reflected in the notes thereto except for those liabilities or obligations: (i) reflected in or reserved against in the September 30, 1998 Financial Statements; or (ii) incurred after September 30, 1998 in the ordinary course of business.

            (b) Except as set forth in Schedule 4.12(b), neither Poliecsa, nor, to the knowledge of the Parent Companies, the Joint Venture have any liabilities or obligations (absolute, accrued or contingent), which in any such case are required by Accounting Principles to be reflected in a balance sheet or reflected in the notes thereto except for those liabilities or obligations: (i) reflected in or reserved against in the September 30, 1998 Financial Statements; or (ii) incurred after September 30, 1998 in the ordinary course of business.

            4.13. PROPERTY. Except as disclosed in Schedule 4.13 and except for Permitted Encumbrances, each of the Companies and each of their Subsidiaries has: (a) good, valid and marketable title, free and clear of any and all Liens, to all of its immoveable property currently used and owned for the conduct of its business, and (b) good and valid title, free and clear of any and all Liens, to all moveable property presently used to conduct its business and reflected on the September 30, 1998 Financial Statements or which has been acquired on or after the date of the September 30, 1998 Financial Statements (other than such moveable property consumed or disposed of after such date, in the ordinary course of business and in a manner consistent with past practice). For all immovable property leased by any of the Companies or their Subsidiaries, such Company or Subsidiary is entitled to the use and possession of the leased immovable property and has complied with all conditions of the relevant lease agreements.

            4.14. CONDITION. (a) Except as set forth in Schedule 4.14(a), all of the immovables, buildings, structures, appurtenances, leasehold improvements, equipment, machinery, rolling stock and other tangible properties of Poliecsa are: (i) in reasonable operating condition and repair, ordinary wear and tear excepted, (ii) not in need of substantial maintenance or repairs (except for ordinary or routine maintenance or repairs that are not material in nature or costs), (iii) adequate and sufficient for the continuing conduct of the business of Poliecsa as now conducted, and (iv) free of structural or non-structural defects to the buildings on such properties and all of the utilities serving such buildings are in good working order.

            (b) Except as set forth in Schedule 4.14(a), to the knowledge of the Parent Companies, all of the immovables, buildings, structures, appurtenances, leasehold improvements, equipment, machinery, rolling stock and other tangible properties of the Joint Venture and its Subsidiaries are: (A) in reasonable operating condition and repair, ordinary wear and tear excepted, (B) not in need of substantial maintenance or repairs (except for ordinary or routine maintenance or repairs that are not material in nature or costs), (C) adequate and sufficient for the continuing conduct of the business of such Company as now conducted, and (D) free of structural or non-structural defects to the buildings on such properties and all of the utilities serving such buildings are in good working order.

            4.15.  INTELLECTUAL PROPERTY RIGHTS.  (a) Except as set forth in
Schedule 4.15, to the knowledge of the Parent Companies, the Intellectual Property Rights have not been opposed or held unenforceable. Except as set forth in Schedule 4.15, Aracorn, the Joint Venture or Poliecsa is the sole and exclusive owner of, with the sole and exclusive right to use, the Intellectual Property Rights owned or used by such Company or its Subsidiaries in Mexico or, with respect to Poliecsa in Ecuador, and, except as set forth in Schedule 4.15, there is no license or sub-license to which any Company or any Arancia Entity is a party affecting the exercise of such Intellectual Property Rights in Mexico or, with respect to Intellectual Property Rights owned or used by Poliecsa, Ecuador. To the knowledge of the Parent Companies, no Person or Individual has asserted that the operations of any of the Companies, other than pursuant to an intellectual property right licensed or otherwise made available by Corn Products to the Joint Venture, infringe upon the intellectual property rights of such Person or Individual.

            (b) Except as set forth in Schedule 4.15, all Intellectual Property Rights are owned by Aracorn, the Joint Venture, or Poliecsa free and clear of all Liens. The Intellectual Property Rights that are owned by Aracorn are listed on Schedule 4.15.

            4.16. PRODUCT LIABILITY. Except as set forth in Schedule 4.16, all products which have been sold through any of the Companies or their Subsidiaries have been merchantable and free from defects in material or workmanship for the term of any applicable warranties and under the conditions of any express or implied warranties arising under Law and as set forth in standard warranties, if any. Except as disclosed in Schedule 4.16 hereto, during the last two years, none of the Companies or any of their Subsidiaries have received any claims based on alleged breach of product warranty arising from any applicable manufacture or sale of their products.

            4.17. INSURANCE. Schedule 4.17 lists each insurance policy, other than policies with limits of less than $1,000,000, to which any of the Companies or any of their Subsidiaries are a party, a named insured or otherwise the beneficiary of coverage. Neither the Companies nor any party to such insurance policies is in breach or default and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration of the policy. Neither of the Parent Companies nor any of the Companies has received any notice of termination of any such policies and there is no pending termination of insurance under such policies.

            4.18.  BANK ACCOUNTS; POWERS OF ATTORNEY.  Schedule 4.18 sets forth:
(a) the name of each Person with whom any of the Companies or any of their Subsidiaries maintains an account or safety deposit box, and (b) the name of each Person or Individual holding a general power of attorney for any of the Companies or any of their Subsidiaries.

            4.19. LITIGATION. (a) Except as set forth in Schedule 4.19, there are no: (1) actions, suits, claims, trials, injunctions, demands, investigations, arbitrations, and other proceedings involving the Parent Companies or any of the Companies or their Subsidiaries, pending against or, to the knowledge of the Parent Companies, threatened against, any of the Companies or their properties or Business, or (2) outstanding judgments, orders, decrees, writs, injunctions, decisions, rulings or awards against, or with respect to, any of the Companies or their Subsidiaries or their properties or Business.

            (b) There is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent Companies threatened against, any of the Arancia Entities before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

            4.20. NO DEFAULT UNDER MATERIAL CONTRACTS. Schedule 4.20 provides a list of all contracts of the Companies or any of their Subsidiaries that either: (a) involve amounts in excess of US$1 million or (b) involve amounts in excess of US$100,000 and have a duration in excess of one year (the "Company Agreements"). Each of the Companies and their Subsidiaries, as applicable: (i) is in compliance with and entitled to all benefits under, (ii) has substantially performed all obligations required to be performed under, and (iii) is not in default under, or in breach of, any of the Company Agreements binding upon them. All such contracts are valid and enforceable. Except as set forth on Schedule 4.20, to the knowledge of the Parent Companies, there exists no fact, condition or circumstance which, after notice or lapse of time or both, would constitute a default or breach of any Company Agreement.

            4.21A. ARACORN TAX MATTERS. (a) Aracorn will timely file for every taxable year or taxable period ending on or including the Initial Closing Date and the First Put Closing Date, all Tax Returns that it is required to file, and all such Tax Returns are, or will be, true, correct and complete in all respects. Aracorn has paid, or has made adequate provisions in its Financial Statements (or, in the case of Taxes accruing after September 30, 1998, in its accounting records) for all Taxes as required by Accounting Principles. Aracorn has not requested any extensions of time within which to file any Tax Returns, which Tax Returns have not since been filed. There are no Liens for Taxes on the assets of Aracorn other than statutory Liens for current Taxes not yet due.

            (b) Aracorn has complied with all applicable Laws relating to the payment and withholding of Taxes and has, within the manner prescribed by applicable Law, withheld from its past and present employees, shareholders, directors, officers, customers and any other applicable Persons or Individuals, and paid over to the appropriate Taxing Authority, all Taxes required to be withheld and paid over.

            (c)  Except as set forth in Schedule 4.21A;

            (i) Aracorn has not waived any statute of limitations or otherwise agreed to any extension of time with respect to an assessment or collection of Taxes;

            (ii) No audits or other administrative or court proceedings are presently pending with regard to Taxes of Aracorn, nor do of the Parent Companies have knowledge of any such impending audit not yet undertaken;

            (iii) No deficiency for any Taxes of Aracorn has been proposed, asserted or assessed against Aracorn which has not been resolved and paid in full;

            (iv) Aracorn has no liability with respect to Taxes of any Affiliate; and

            (v)  Aracorn is not a party to any Tax Sharing Agreement.

            (d) No Taxes have been imposed or will be imposed on Aracorn or the Joint Venture relating to or arising from the formation of Aracorn or the transfer of any assets to Aracorn.

            4.21B. POLIECSA AND JOINT VENTURE TAX MATTERS. (a) Each of Poliecsa and the Joint Venture has timely filed, and will timely file for every taxable year or taxable period ending on or including the Initial Closing Date all Tax Returns that it is required to file, and all such Tax Returns are, or will be, true, correct and complete in all respects. Each of Poliecsa and the Joint Venture has paid, or has made adequate provisions in its Financial Statements (or, in the case of Taxes accruing after September 30, 1998, in its accounting records) for, all Taxes as required by Accounting Principles. None of Poliecsa and the Joint Venture has requested any extensions of time within which to file any Tax Returns, which Tax Returns have not since been filed. There are no Liens for Taxes on the assets of any of Poliecsa and the Joint Venture other than statutory Liens for current Taxes not yet due.

            (b) Each of Poliecsa and the Joint Venture has complied with all applicable Laws relating to the payment and withholding of Taxes and has, within the manner prescribed by applicable Law, withheld from its past and present employees, shareholders, directors, officers, customers and any other applicable Persons or Individuals, and paid over to the appropriate Taxing Authority, all Taxes required to be withheld and paid over.

            (c)  Except as set forth in Schedule 4.21B;

            (i) None of Poliecsa and the Joint Venture has waived any statute of limitations or otherwise agreed to any extension of time with respect to an assessment or collection of Taxes;

            (ii) No audits or other administrative or court proceedings are presently pending with regard to Taxes of Poliecsa or the Joint Venture, and neither of the Parent Companies has knowledge of any such impending audit not yet undertaken;

            (iii) No deficiency for any Taxes of Poliecsa or the Joint Venture has been proposed, asserted or assessed against any of Poliecsa and the Joint Venture which has not been resolved and paid in full;

            (iv) None of Poliecsa and the Joint Venture has any liability with respect to Taxes of any Affiliate; and

            (v) None of Poliecsa and the Joint Venture is a party to any Tax Sharing Agreement.

            4.22. EMPLOYEE MATTERS. The Parent Companies have delivered to Corn Products a complete and accurate list of all employees as of September 30, 1998 of the Companies and their Subsidiaries together with years of service.
Schedule 4.22 provides a description of any collective bargaining agreement or other labor contract which is applicable to any of the Companies or any of their Subsidiaries. To the knowledge of the Parent Companies no fact, condition or circumstance exists which could reasonably be expected to provide the basis for any work stoppage or other labor dispute. Each of the Companies and each of their Subsidiaries has complied with all applicable employment Laws and does not have any obligation in respect of any amount due to employees of such Company or Subsidiary, other than normal salary, other fringe benefits accrued but not payable on the date hereof and unused vacation benefits.

            4.23. BENEFIT PLANS. Except as set forth in Schedule 4.23, the Companies have no Benefit Plans. With respect to the Benefit Plans listed in
Schedule 4.23, true and correct copies
of the said Benefit Plans have heretofore been delivered to Corn Products, all required contributions and premiums have been paid thereunder, no promise or commitment to increase benefits thereunder has been made except as required by Law, no event has occurred which could subject any of the Companies or any of their Subsidiaries or the seniority premium fund of the Joint Venture to any tax, penalty or other liability in connection therewith, there are no unfunded liabilities with respect to such Benefit Plans and no payments under any employee benefit plans, programs or arrangements will be triggered as a result of the transactions contemplated by this Agreement or any other agreement entered into pursuant hereto.

            4.24. COMPLIANCE WITH LAWS. Except as set forth in Schedule 4.24, and except for the matters relating to the environment and its protection, each of the Companies and each of their Subsidiaries is in compliance with all Laws. Without limiting the generality of the foregoing, each of the Companies and each of their Subsidiaries has complied with all Laws relating to health, product safety, quality assurance, employment, occupational safety and public health.

            4.25.  COMPLIANCE WITH ENVIRONMENTAL LAWS.  Except as set forth in
Schedule 4.25, each of Aracorn and the Joint Venture and each of their Subsidiaries is in compliance with all applicable Mexican Laws relating to the environment and its protection and Poliecsa and each of its Subsidiaries is in compliance with Ecuadorian Laws relating to the environment and its protection. Except as indicated in Schedule 4.25: (a) there have been no governmental claims, citations, notices of violation, judgements, decrees or orders issued against any of the Companies or any of their Subsidiaries for impairment or damage, injury or adverse effect to the environment or public health or, to the knowledge of the Parent Companies, there have been no private complaints on such matters; (b) there is no condition relating to any properties of any of the Companies or any of their Subsidiaries that would require any type of remedial, clean-up, response or other action under applicable Mexican Law or, with respect to Poliecsa and its Subsidiaries, Ecuadorian Law; and (c) each of the Companies and each of their Subsidiaries has complied with existing Mexican Law or, with respect to Poliecsa and its Subsidiaries, Ecuadorian Law in the generation, treatment, storage and disposal of toxic and hazardous substances, as defined under existing Law.

            4.26. LICENSES AND PERMITS. Each of the Companies and each of their Subsidiaries has obtained all licenses, permits, registrations and certificates necessary to conduct its business as now operated and all such licenses, permits, registrations and certificates are in full force and effect. Each of the Companies and each of their Subsidiaries, as applicable, has complied with the terms and requirements of such licenses, permits, registrations and certificates.

            4.27. ORDINARY COURSE. Except as set forth in Schedule 4.27, and except for transactions contemplated hereunder, since September 30, 1998, each Company and each of its Subsidiaries has conducted its business and affairs in the ordinary course and in a manner consistent with past practices.

            4.28. STAND ALONE. Except as set forth in Schedule 4.28, (a) no part of the Business of any of the Companies is conducted through any Person or Individual other than such Company or its wholly-owned Subsidiaries, and (b) the assets owned, leased or licensed by the Companies and their Subsidiaries constitute all of the assets used or held for use in the Business of the Companies.

            4.29. COPIES. All copies of documents provided or caused to be provided by either of the Parent Companies or any of the Companies at the direction of the Parent Companies to Corn Products or its legal, accounting and other representatives are true, complete and correct copies of the originals.

            4.30.  RELATIONSHIPS WITH AFFILIATES.  Except as set forth in
Schedule 4.30: (a) none of the Parent Companies or their Affiliates have, and none of their directors or officers and no Arancia Entity has, any interest in any property, immovable or movable, tangible or intangible, used or held for use by the business of any of the Companies; (b) none of the Parent Companies or their Affiliates, and none of their directors or officers and no Arancia Entity, owns of record or beneficially, any equity interest (other than equity interests of less than 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the Nasdaq National Market) or any other interest in any Person (i) which has, or within the past three years had, business dealings with any of the Companies or any of their Subsidiaries other than business dealings or transactions which are or were conducted in the ordinary course of business with such Company or such Subsidiary and at ordinary prevailing market prices and on ordinary prevailing market terms or (ii) which is in competition with any of the Companies in the Mexican market or, with respect to Poliecsa, the Ecuadorian market with respect to any line of the products or services of any of the Companies; and (c) since December 31, 1996 there have been no transactions between any of the Companies or any of their Subsidiaries and any Arancia Entity other than business dealings or transactions which are or were conducted in the ordinary course of business with such Company or Subsidiary of such Company and at ordinary prevailing market prices and on ordinarily prevailing terms. Neither of the Parent Companies or any Arancia Entity nor any of their Affiliates has any claim against any of the Companies or any Subsidiaries of the Companies.

            4.31. INVESTMENT REPRESENTATION. The Consideration Shares are being acquired by Aralia for its own account for investment, and not with a view to the sale or distribution of any part thereof without registration under the Securities Act or pursuant to an applicable exemption therefrom.

            4.32. U.S. ANTITRUST COMPLIANCE. (a) The Joint Venture, together with all entities controlled by the Joint Venture, do not hold assets (other than investment assets) located in the United States having an aggregate book value of US$15 million or more.

            (b) The Joint Venture, together with all entities controlled by the Joint Venture, did not make sales in or into the United States of US$25 million or more in the most recent fiscal year.

            4.33. NO FINDER. Except as set forth on Schedule 4.33, neither the Parent Companies nor any party acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement or any of the other agreements or instruments contemplated hereby.

            4.34. NO OTHER REPRESENTATIONS. Corn Products acknowledges that the Parent Companies do not make any representation or warranty with respect to
(i) any projections, estimates or budgets delivered to or made available to Corn Products of future revenues, future results of operations (or any component thereof), future cash flows, or future financial condition (or any component thereof) of any of the Parent Companies, the Companies and their respective Subsidiaries or (ii) any other information or documents made available to Corn Products and its counsel, accountants or advisors with respect to any of the Parent Companies, the Companies or their respective Subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement.


                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF CORN PRODUCTS

            Corn Products hereby represents and warrants as of the date hereof and as of the Initial Closing Date to the Parent Companies as follows:

            5.1. DUE INCORPORATION. Corn Products is a corporation duly incorporated and organized and validly existing under the laws of the State of Delaware, United States of America, and has all necessary corporate power and authority to own, lease and to operate its properties and to conduct its business as and in the places where such properties are now owed, leased or operated or such business is now conducted.

            5.2. DUE AUTHORIZATION. Corn Products has the necessary corporate power and authority to enter into and deliver this Agreement and the Corn Products Ancillary Agreements and to perform its obligations hereunder or thereunder. The execution and delivery of this Agreement and the Corn Products Ancillary Agreements by Corn Products and the performance by Corn Products of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action. Except for the authorization of the Mexican Foreign Investment Commission and notification to the Mexican Federal Competition Commission and as set forth in Section 6.6, and the filings under the HSR Act pursuant to Section 6.9, such execution, delivery and performance by Corn Products does not require any action or consent of, any registration with, or notification to, any Person or Individual, or any action or consent under any Laws to which Corn Products is subject. No approvals or consents are required to be obtained from any Person or Individual pursuant to any contracts, agreements, indentures, instruments or commitments to which Corn Products is a party or by which it is bound, which, if not obtained or made would be material to Corn Products or the transactions contemplated by this Agreement.

            5.3. ENFORCEABILITY. This Agreement constitutes, and the Corn Products Ancillary Agreements that are intended to be binding obligations will constitute, legal, valid and binding obligations of Corn Products, enforceable against Corn Products in accordance with their terms subject, however, to limitations with respect to enforcement imposed by Bankruptcy and other Laws affecting creditors' rights generally.

            5.4. NO CONFLICT. Except as set forth in Schedule 5.4, the execution and delivery of this Agreement and the execution and delivery of the Corn Products Ancillary Agreements, the consummation of the transactions contemplated herein and therein and the performance by Corn Products of its obligations hereunder and thereunder and the compliance by Corn Products with the provisions hereof and thereof do not or will not:

            (a)  violate, contravene or breach, or constitute a default under,
      (i) the instruments of incorporation or by-laws of Corn Products, or (ii) any Laws:

            (b) violate, contravene or breach, or constitute a default under, any material contract, agreement, indenture, instrument, or commitment to which Corn Products or any of its Affiliates may be a party, or their properties may be subject, or by which any of them are bound;

            (c) result in the creation of, or require the creation of, any material Lien upon any property of Corn Products; or

            (d)  result in, or give any Person or Individual the right to cause,
      (i) the termination, cancellation, modification, amendment, variation or renegotiation of any material contract, agreement, indenture, instrument or commitment to which Corn Products may be a party or by which Corn Products is bound or its properties affected, or (ii) the acceleration or forfeiture of any term of payment, or (iii) the loss in whole or in material part of any material benefit which would otherwise accrue to, or be to the benefit of, Corn Products.

            5.5. INVESTMENT REPRESENTATION. The Arinsa JV Shares, the Aracorn Minority Shares and the Poliecsa Shares (and if acquired, the 24.4% Shares and the 26.6% Shares) are being acquired by Corn Products for its own account for investment, and not with a view to the sale or distribution of any part thereof without registration under the Securities Act or pursuant to an applicable exemption therefrom.

            5.6. CONSIDERATION SHARES. The issuance of the Consideration Shares in connection with the transactions contemplated hereby has been duly authorized on behalf of Corn Products and such shares, when issued pursuant to this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and free of preemptive rights.

            5.7. NO FINDER. Except as set forth on Schedule 5.7, neither Corn Products nor any party acting on behalf of Corn Products has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement or any of the other agreements or instruments contemplated hereby.

            5.8. SEC REPORTS. Corn Products has filed all required reports, proxy statements, registration statements, forms and other documents with the Commission since January 1, 1998 (the "Corn Products SEC Documents"). As of their respective dates, and giving effect to any amendments thereto filed prior to the date of this Agreement, the Corn Products SEC Documents complied or, in the case of any reports, proxy statements, registration statements, forms or other documents filed by Corn Products with the Commission after the date of this Agreement, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the Commission promulgated thereunder and none of the Corn Products SEC Documents contained or, in the case of any reports, proxy statements, registration statements, forms or other documents filed by Corn Products with the Commission after the date of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            5.9. FINANCIAL STATEMENTS. The audited consolidated balance sheet as of December 31, 1997 and the related audited consolidated statements of income and cash flows for the year ended December 31, 1997 and the unaudited interim consolidated balance sheet for the six months ended June 30, 1998 and the related unaudited interim consolidated statements of income and cash flows for the six months ended June 30, 1998 of Corn Products and its Subsidiaries were prepared in good faith and fairly present, in conformity with Accounting Principles the consolidated financial position of Corn Products and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements) applied on a basis consistent with the prior period for the Person or its predecessor and throughout the period involved.

            5.10. LITIGATION. (a) There is no action, suit, investigation or proceeding pending against, or to the knowledge of Corn Products threatened against, Corn Products before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

            (b) Except as set forth on Schedule 5.10(b), there are no (i) actions, suits, claims, trials, injunctions, demands, investigations, arbitrations, and other proceedings involving Corn Products or its Subsidiaries pending against or, to the knowledge of Corn Products, threatened against, Corn Products or its Subsidiaries or its or their properties or business, or (ii) outstanding judgments, orders, decrees, writs, injunctions, decisions, rulings or awards against, or with respect to, Corn Products or its Subsidiaries or its or their business, that, in either case, (A) have not been reflected in the Corn Products SEC Documents, and (B) Corn Products believes will be required to be disclosed in Corn Products Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

            5.11. SUBSEQUENT LIABILITIES. Except as set forth on Schedule 5.11 or as otherwise disclosed to the Parent Companies by Corn Products in writing, Corn Products does not have any liabilities or obligations (absolute, accrued or contingent), which in any such case are required by Accounting Principles to be reflected in a balance sheet or the notes thereto, except for (i) those reflected in the financial statements contained in the Corn Products SEC Documents, or (ii) incurred after June 30, 1998 in the ordinary course of business.

            5.12. NO OTHER REPRESENTATIONS. Each of the Parent Companies acknowledges that Corn Products does not make any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to the Parent Companies of future revenues, future results of operations (or any component thereof), future cash flows, or future financial condition (or any component thereof) of Corn Products and its Subsidiaries or
(ii) any other information or documents made available to the Parent Companies and their counsel, accountants or advisors with respect to Corn Products or its Subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement.



                                   ARTICLE VI

                       ACTION PRIOR TO THE CLOSING DATES

            The respective parties hereto covenant and agree to take the following actions between the date hereof and the applicable Closing Date:

            6.1. EXAMINATION OF CORN PRODUCTS AND THE COMPANIES. Subject to the terms of the letter agreement dated as of August 3, 1998 between Arinsa and Corn Products (the "Confidentiality Agreement"), from the date hereof up to the Initial Closing Date, the Parent Companies and each of the Companies shall afford to Corn Products and its legal, accounting, engineering, environmental and other representatives access during normal business hours (without undue interference to the ordinary conduct of the business of the Companies) to (a) the Companies and their affairs, business, properties, documents, records and written materials, and (b) all executive personnel and auditors of the Companies to consult with them in respect of (i) affairs, business and properties of each of the Companies and the manner in which they are conducted, held or used and (ii) any questions raised by the examination made by Corn Products and their representatives pursuant to this
Section 6.1. Nothing contained herein shall be deemed to limit any rights Corn Products may have by virtue of its current interest in the Joint Venture.

            6.2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty made by such party in this Agreement inaccurate as of the Initial Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Parent Companies shall promptly notify Corn Products of (i) any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against any of the Companies which would have been listed in Schedule 4.19 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof and (ii) any other event or matter which becomes known to either Parent Company and would cause any other representation or warranty contained in Article IV to be untrue in any material respect. Corn Products shall promptly notify the Parent Companies of (i) any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against Corn Products which would have been listed on
Schedule 5.10(b) if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof and (ii) any other event which becomes known to Corn Products and would cause any other representation or warranty contained in
Article V to be untrue in any material respect.

            6.3. CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS. (a) The Parent Companies will (and will cause the Companies to) act diligently and reasonably to secure, before the Initial Closing Date, the consents, approvals and waivers, in form and substance reasonably satisfactory to Corn Products, set forth on Schedule 4.4, provided that (i) none of the Parent Companies, the Companies or Corn Products shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals, and (ii) neither Parent Company nor any of the Companies shall make or permit any Subsidiary to make any agreement or understanding affecting the assets or business of any of the Companies or its Subsidiaries as a condition for obtaining any such consents or waivers except with the prior written consent of Corn Products. During the period prior to the applicable Closing Date, Corn Products shall act diligently and reasonably to cooperate with the Parent Companies and the Companies to obtain the consents, approvals and waivers contemplated by this Section 6.3(a).

            (b) During the period prior to the applicable Closing Date, the Parent Companies and Corn Products shall (and the Parent Companies shall cause the Companies to) act diligently and reasonably, and shall cooperate with each other, in making any required filing or notification and in securing any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement or any of the Parent Company Ancillary Agreements, or to otherwise satisfy the conditions set forth in Article VIII; provided that (i) none of the Parent Companies, the Companies or Corn Products shall have any obligation to offer or pay any consideration other than ordinary fees of any Governmental Body in order to obtain such consents and approvals, and (ii) neither Parent Company nor any of the Companies shall make or permit any Subsidiary of any Company to make any agreement or understanding affecting the assets or business of any of the Companies or its Subsidiaries as a condition for obtaining any such consents or approvals except with the prior written consent of Corn Products.

            6.4. OPERATIONS PRIOR TO THE INITIAL CLOSING DATE AND THE TRANSFER OF ARACORN SHARES. (a) The Parent Companies shall cause each Company and its Subsidiaries to operate and carry on its business only in the ordinary course and substantially as presently operated in the case of the Joint Venture and its Subsidiaries prior to the Initial Closing Date, and in the case of Aracorn prior to the transfer of the 26.6% Shares to Corn Products or its designated Affiliate. Consistent with the foregoing, the Parent Companies shall cause each of Poliecsa and the Joint Venture and their Subsidiaries prior to the Initial Closing Date and Aracorn prior to the transfer of the 26.6% Shares to Corn Products or its designated Affiliate to keep and maintain the assets and properties of such Company and its Subsidiaries in good operating condition and repair and shall use its reasonable efforts consistent with good business practice to maintain the business organization of such Company and its Subsidiaries intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with such Company and its Subsidiaries. Neither Parent Company shall have any obligation or liability pursuant to the two foregoing sentences, nor shall it be considered a breach of a representation or warranty, to the extent they are prohibited or restricted from taking any action by the action or inaction of Corn Products or any of its Affiliates. In connection therewith, except with respect to the employees listed on Schedule 6.4 hereto prior to the Initial Closing, the Parent Companies shall not (nor permit any of the Companies or any of their Subsidiaries to) transfer or cause to be transferred from any of the Companies or any of their Subsidiaries, any employee or agent thereof.

            (b) Except with the express written approval of Corn Products, the Parent Companies shall not permit the Joint Venture or Poliecsa or any of their Subsidiaries prior to the Initial Closing, and shall not permit Aracorn prior to the transfer of the 26.6% Shares to Corn Products or its designated Affiliate, to take any of the following actions:

            (i)  amend its charter or by-laws;

            (ii)  issue any share or shares of capital stock;

            (iii) issue any security convertible or exchangeable into any share or shares of the capital stock of such Company or Subsidiary of any Company;

            (iv) enter into any subscription, option, call, commitment or other agreement obligating any Company or Subsidiary of any Company to issue any share or shares of its capital stock or any security or securities of any class or kind which in any way relate to the authorized or issued capital stock of such Company or such Subsidiary;

            (v) enter into any agreement which grants to any Person or Individual the right to purchase or otherwise acquire any share or shares issued and outstanding or otherwise, of the capital stock of any Company or Subsidiary of any Company;

            (vi) enter into any voting trust or proxy with respect to any shares of the capital stock of any Company or Subsidiary of any Company; or

            (vii) make any changes to the composition of the board of directors or officers of any Company or Subsidiary of any Company, except as otherwise contemplated by this Agreement; provided, however, that if any member of the board of directors or officers of any Company or Subsidiary of any Company which the Parent Companies have the power to elect or appoint dies or becomes incapacitated, the Parent Companies may designate a replacement with the consent of Corn Products, which shall not be unreasonably withheld.

            Neither Parent Company shall have any obligation or liability pursuant to Section 6.4(b), nor shall it be considered a breach of a representation or warranty, to the extent they are prohibited or restricted from taking any action by the action of Corn Products or any of its Affiliates.

            6.5. NOTIFICATION BY PARENT COMPANIES OF CERTAIN MATTERS. During the period prior to the Initial Closing Date in the case of the Joint Venture or Poliecsa, or prior to the First Put Closing Date in the case of matters directly affecting Aracorn (and not indirectly through an impact on the Joint Venture), the Parent Companies will promptly advise Corn Products in writing of (i) any Material Adverse Effect, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Company Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Initial Closing Date and of which either Parent Company has knowledge.

            6.6. MEXICAN REGULATORY COMPLIANCE. Aralia has filed with the Mexican Federal Competition Commission and the Mexican Foreign Investment Commission the notifications and other information required to be filed pursuant to the terms of the Mexican Federal Economic Competition Law and the Mexican Foreign Investment Law, respectively, with respect to the transactions contemplated hereby. Each Party warrants that all information supplied by such Party for inclusion in such filings was, as of the date filed, true and accurate in all material respects and in accordance with the requirements of the Mexican Federal Economic Competition Law and the Mexican Foreign Investment Law, as applicable. Each of Corn Products and the Parent Companies agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to make such filings and to provide any additional information requested by the Mexican Federal Competition Commission under the Mexican Federal Economic Competition Law or by the Mexican Foreign Investment Commission under the Mexican Foreign Investment Law.

            6.7. INSURANCE. At all times from the date hereof through the transfer of the 26.6% Shares to Corn Products or its designated Affiliate, Aralia and Corn Products shall cause Aracorn to carry such insurance as is reasonable and customary for such an entity.

            6.8. FACILITATION OF CLOSINGS. (a) Subject to the terms and conditions of this Agreement, each of Corn Products and Parent Companies will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

            (b) In addition to the foregoing, if the 120 day period specified in Sections 3.1(b) and 3.1 (c) for the First Put Closing and the Second Put Closing shall pass without the conditions to such closings being satisfied or waived, the parties agree to negotiate in good faith in an effort to restructure the transaction contemplated by this Agreement and the Parent Company and Corn Products Ancillary Agreements so as to provide the rights and benefits to the respective Parties as initially contemplated by the Parties.

          SECTION 6.9. U.S. ANTITRUST LAW COMPLIANCE. As promptly as practicable after the date hereof, and from time to time thereafter as necessary, Aralia and Corn Products shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in material compliance with the requirements of the HSR Act and any such rules and regulations. Each of Aralia and Corn Products agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations. Aralia and Corn Products will supply each other with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between either of them or their respective representatives and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

            7.1. CONFIDENTIAL NATURE OF INFORMATION. The provisions of the Confidentiality Agreement shall apply to all documents, materials and other information which any Party shall have obtained regarding any other Party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement) and the preparation of this Agreement and other related documents.

            7.2. NO PUBLIC ANNOUNCEMENT. On the date hereof, each of the Parties will issue a press release in a form previously agreed to by the Parties. Any subsequent written press release or any written public announcement, statement or publicity with respect to the transactions contemplated by this Agreement shall be made only with the prior consent of the Parties (which consent shall not be unreasonably withheld), unless such release, announcement, statement or publicity is required by Laws or the rules of any stock exchange or quotation system.

            7.3. EXPENSES. Each Party shall pay the costs, expenses, fees, taxes and duties which it incurs in the course of negotiation, execution and performance of its obligations pursuant to this Agreement.

            7.4. FURTHER ASSURANCES. From time to time following the Initial Closing Date, the transfer of the 26.6% Shares to Corn Products and the transfer of the 24.4% Shares to Corn Products, as applicable, each Parent Company shall execute and deliver, or cause to be executed and delivered, to Corn Products or any of the Companies, as the case may be, such other bills of sale, deeds, endorsements, assignments and other instruments of conveyance and transfer as Corn Products or such Company may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, such Company or Corn Products and put such Company or Corn Products, as appropriate, in possession of, the securities intended to be transferred to Corn Products as contemplated hereby and by the Corn Products and Parent Company Ancillary Agreements, or any part of the assets or properties of such Company not in its possession on the applicable Closing Date.

            7.5. TERMINATION OF JOINT OWNERSHIP AGREEMENT. Upon the Initial Closing, the Parties agree that the Joint Ownership Agreement shall be terminated and shall be of no further force or effect and that the JVA Ancillary Agreements shall by their terms terminate.

            7.6. DIVIDENDS. (a) In the event that prior to the transfer of the 24.4% Shares to Corn Products or its designated Affiliate the Board of Directors of Aracorn shall recommend to the stockholders of Aracorn and the stockholders of Aracorn shall declare or pay a dividend or dividends on or shall make any other distribution of cash with respect to, shares of capital stock of Aracorn and the record date for any such dividend or distribution is a date that is on or after the transfer of the 26.6% Shares to Corn Products or its designated Affiliate but prior to the transfer of the 24.4% Shares to Corn Products or its designated Affiliate, the Second Put Purchase Price shall be reduced by the aggregate amount of any such dividends or distributions actually received by Aralia (converted, if paid in any currency other than U.S. dollars, into U.S. dollars at the rate quoted on the date of payment by The Wall Street Journal for such currency) plus the amount accrued thereon from the date paid to the Second Put Closing Date at the Agreed Rate.

            (b) In no event may the aggregate amount of any dividend or distribution declared, paid or otherwise made by Aracorn and actually received by either of the Parent Companies or any Arancia Entity prior to the transfer of the 24.4% Shares to Corn Products or its designated Affiliate be in excess of the Second Put Purchase Price.

            (c) In no event shall Corn Products permit Aracorn to pay any dividends or distributions which would reduce the amounts otherwise payable to Parent Companies hereunder, unless at the time of actual payment thereof, the currency of such payments can be freely exchanged into U.S. dollars as described in paragraph (a) above and the amounts of such dividends or distributions, when so converted, is freely transferable to bank accounts in the United States of America.

            (d)  Notwithstanding anything in this Section 7.6 to the contrary,
(a) Aracorn shall not declare or pay any dividend prior to the date that is nineteen months after the Initial Closing Date or (b) pay any dividend distribution except in cash prior to the transfer of the 24.4% Shares to Corn Products or its designated Affiliate.

            7.7. AMENDMENT TO CONFIDENTIALITY AGREEMENT. Arancia and Corn Products hereby amend the Confidentiality Agreement to provide that the obligations set forth on pages 3-4, paragraphs (a) through (h) of the Confidentiality Agreement shall terminate upon the earlier to occur of (i) the execution and delivery of the Stockholder Agreement by the Parties or (ii) six months after the termination of this Agreement.


                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

            8.1. CONDITIONS TO THE INITIAL CLOSING. (a) The obligations of Corn Products to consummate the Initial Closing are subject to the satisfaction, on or prior to the Initial Closing Date, of the following conditions any one of which may be waived in writing by Corn Products:

            (i) The representations and warranties of each Parent Company contained in this Agreement shall be true and correct at the time of the Initial Closing as though made on such date (except for those representations and warranties made as of a specific date), with such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect;

            (ii) Each of the Parent Companies shall have performed or complied in all material respects with all of their covenants, agreements and obligations herein contained, to the extent the same are required to be performed or complied with at or prior to the time of the Initial Closing;

            (iii) All approvals and consents shall have been obtained from the Mexican Federal Competition Commission and the Mexican Foreign Investment Commission, and from the Persons and Individuals listed in Schedule 4.4, in form and substance reasonably satisfactory to Corn Products' legal counsel, necessary in order to permit the transactions contemplated herein to be completed at the Initial Closing, the First Put Closing and the Second Put Closing without adversely affecting, modifying, amending, varying or renegotiating in a way that is not insignificant to Corn Products in its judgment exercised in good faith or resulting in the termination or cancellation of, this Agreement or any Parent Company Ancillary Agreements;

            (iv) The waiting period under the HSR Act shall have expired or terminated, and no (A) temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction, or (B) other legal restraint or prohibition, including those arising as a result of the failure to obtain or maintain any necessary governmental approval or consent, shall be in effect preventing or materially affecting the consummation of the transactions contemplated by this Agreement or any Parent Company Ancillary Agreements or Corn Products Ancillary Agreements;

            (v) All of the Parent Company Ancillary Agreements required to be delivered at the Initial Closing shall have been duly executed and delivered by the parties thereto;

            (vi) All of the directors and officers of Aracorn, the Joint Venture or Poliecsa set forth on Schedule 3.4 shall have tendered their resignation from each such position held by them with the applicable corporation; and

            (vii) the Bylaws of the Joint Venture shall have been amended to read in their entirety as set forth in Exhibit F hereto.

            (b) The obligations of each of the Parent Companies to consummate the Initial Closing are subject to the satisfaction, on or prior to the Initial Closing Date, of the following conditions any one of which may be waived in writing by either of the Parent Companies:

            (i) The representations and warranties of Corn Products contained in this Agreement shall be true and correct at the time of the Initial Closing as though made on such date, with such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect;

            (ii) Corn Products shall have performed or complied in all material respects with all of its covenants, agreements and obligations herein contained, to the extent the same are required to be performed or complied with at or prior to the time of the Initial Closing;

            (iii) All approvals and consents shall have been obtained from the Mexican Federal Competition Commission and the Mexican Foreign Investment Commission and from the Persons and Individuals listed in Schedule 4.4, in form and substance reasonably satisfactory to Parent Companies' legal counsel, necessary in order to permit the transactions contemplated herein to be completed at the Initial Closing, the First Put Closing and the Second Put Closing without adversely affecting, modifying, amending, varying or renegotiating in a way that is not insignificant to the Parent Companies in their judgment exercised in good faith or resulting in the termination or cancellation of this Agreement or any Corn Products Ancillary Agreements;

            (iv) The waiting period under the HSR Act shall have expired or terminated, and no (A) temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction, or (B) other legal restraint or prohibition, including those arising as a result of the failure to obtain or maintain any necessary governmental approval or consent, shall be in effect preventing or materially affecting the consummation of the transactions contemplated by this Agreement or any Parent Company Ancillary Agreements or Corn Products Ancillary Agreements;

            (v) All of the Corn Products Ancillary Documents required to be delivered at the Initial Closing shall have been duly executed and delivered by parties thereto.

            8.2. CONDITIONS TO THE FIRST PUT CLOSING. (a) The obligations of Corn Products to consummate the First Put Closing are subject to the satisfaction, on or prior to the First Put Closing Date, of the following conditions any one of which may be waived in writing by Corn Products:

            (i)  The representations and warranties of Aralia contained in
      Section 4.7 relating to the 26.6% Shares shall be true and correct at the time of the First Put Closing as though made on such date;

            (ii) Aralia shall have performed or complied in all material respects with all of its covenants, agreements and obligations contained in Section 3.4(b), to the extent the same are required to be performed or complied with after the Initial Closing and at or prior to the time of the First Put Closing; and

            (iii) No (A) temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction, or
      (B) other legal restraint or prohibition, including those arising as a result of the failure to obtain or maintain any necessary governmental approval or consent, shall be in effect preventing or materially affecting the consummation of the transactions contemplated by this Agreement or any Parent Company Ancillary Agreements or Corn Products Ancillary Agreements relating to the transfer of the 26.6% Shares or the 24.4% Shares to Corn Products, unless the temporary restraining order, preliminary or permanent injunction or other order affecting the Non-Competition Agreements or the

     Corporate Name License was issued at the request of the Parent Companies or any of their Affiliates or any of the Arancia Entities either directly or by another Person or Individual acting on their behalf.

     (b) The obligations of Aralia to consummate the First Put Closing are subject to the satisfaction, on or prior to the First Put Closing Date, of the following condition which may be waived in writing by Aralia:

     (i) No (A) temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction, or (B) other legal restraint or prohibition, including those arising as a result of the failure to obtain or maintain any necessary governmental approval or consent shall be in effect preventing or materially affecting the consummation of the transactions contemplated by this Agreement or any Parent Company Ancillary Agreements or Corn Products Ancillary Agreements relating to the transfer of the 26.6% Shares or the 24.4% Shares to Corn Products, unless the temporary restraining order, preliminary or permanent injunction or other order affecting the Non-Competition Agreements or the Corporate Name License was issued at the request of the Parent Companies or any of their Affiliates or any of the Arancia Entities either directly or by another Person or Individual acting on their behalf.

     8.3. CONDITIONS TO THE SECOND PUT CLOSING. (a) The obligations of Corn Products to consummate the Second Put Closing are subject to the satisfaction, on or prior to the Second Put Closing Date, of the following conditions any one of which may be waived in writing by Corn Products:

     (i)    The representations and warranties of Aralia contained in Section
  4.7 relating to the 24.4% Shares shall be true and correct at the time of the First Put Closing as though made on such date;

     (ii) Aralia shall have performed or complied in all material respects with all of its covenants, agreements and obligations contained in Section 3.4(c), to the extent the same are required to be performed or complied with after the First Put Closing and at or prior to the time of the Second Put Closing; and

     (iii) No (A) temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction, or (B) other legal restraint or prohibition, including those arising as a result of the failure to obtain or maintain any necessary governmental approval or consent, shall be in effect preventing or materially affecting the consummation of the transactions contemplated by this Agreement or any Parent Company Ancillary Agreements or Corn Products Ancillary Agreements relating to the transfer of the 24.4% Shares to Corn Products, unless the temporary restraining order, preliminary or permanent injunction or other order affecting the Non-Competition Agreements or the Corporate Name License was issued at the request of the Parent Companies or any of their Affiliates or any of the Arancia Entities either directly or by another Person or Individual acting on their behalf.

     (b) The obligations of Aralia to consummate the Second Put Closing are subject to the satisfaction, on or prior to the Second Put Closing Date, of the following condition which may be waived in writing by Aralia:

     (i) No (A) temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction, or (B) other legal restraint or prohibition, including those arising as a result of the failure to obtain or maintain any necessary governmental approval or consent, shall be in effect preventing or materially affecting the consummation of the transactions contemplated by this Agreement or any Parent Company Ancillary Agreements or Corn Products Ancillary Agreements relating to the transfer of the 24.4% Shares to Corn Products, unless the temporary restraining order, preliminary or permanent injunction or other order affecting the Non-Competition Agreements or the Corporate Name License was issued at the request of the Parent Companies or any of their Affiliates or any of the Arancia Entities either directly or by another Person or Individual acting on their behalf.


                                   ARTICLE IX

                                INDEMNIFICATION

     9.1. INDEMNIFICATION BY PARENT COMPANIES. The Parent Companies agree, jointly and severally, to indemnify and save harmless each Corn Products Group Member from and against any losses (which shall include any diminution in value), liabilities, costs or expenses (including interest, penalties and reasonable attorneys' and experts' fees and disbursements, collectively, the "Losses") which any such Corn Products Group Member may suffer or incur as a result of, arising out of or relating to:

     (i) any breach of any representation or warranty made by either of the Parent Companies in this Agreement; or

     (ii) any breach or failure of either Parent Company to perform their covenants or obligations under Sections 6.2 and 6.4 of this Agreement or
  Section 5.3 of the Corporate Name License Agreement..

     9.2. INDEMNIFICATION BY CORN PRODUCTS. Corn Products agrees to indemnify and save harmless each Parent Company Group Member from and against any Losses which any such Parent Company Group Member may suffer or incur as a result of, arising out of or relating to:

     (i) any breach of any representation or warranty made by Corn Products in this Agreement; or

     (ii) any breach or failure of Corn Products to perform its covenants or obligations under Sections 6.2 and 6.4 of this Agreement or Section 5.4 of the Corporate Name License Agreement.

     9.3. LIMITATION ON INDEMNIFICATION. (a) The obligations of indemnification set forth in Sections 9.1 and 9.2 shall not apply to claims for Losses in amounts less than US$50,000 per occurrence. For all claims in amounts in excess of US$50,000, such claims may be aggregated and when the total of all such claims exceeds US$1,000,000 the indemnifying party shall be required to indemnify the applicable Corn Products Group Member or Parent Company Group Member, as the case may be, for the amount of all Losses exceeding US$1,000,000. The obligations of indemnification shall not exceed the amount of US$5,000,000, except in the cases mentioned in the following sentence. None of the limitations contained in this Section 9.3 shall apply to any indemnification obligations arising out of breaches of the representations and warranties continued in Sections 4.1(a), 4.1(b), the first two sentences of 4.2(a), 4.2(b) insofar as it applies to Aracorn, 4.3, 4.4(a)(i), 4.5 insofar as it applies to Aracorn, 4.7, 4.8 insofar as it applies to Aracorn, 4.9, 4.11(b) insofar as it applies to Aracorn, 4.12(a), 4.21A, 5.1, the first two sentences of 5.2, 5.3, 5.4(a)(i) and 5.6 which shall be indemnifiable in full; provided, however, that for any such Losses to be indemnifiable, it must be for an amount in excess of US$50,000 per occurrence and provided, further, that in no event shall the obligations of indemnification exceed $120,000,000. There shall be no obligation to indemnify for amounts of Losses covered by insurance.

     (b) Notwithstanding anything in Article IX to the contrary, except with respect to breaches of the representations and warranties contained in Sections 4.1(a) and 4.1(b), 4.2(a), 4.3, 4.4(a)(i), 4.7, and 4.9, the indemnification obligation of the Parent Companies for any claim based upon any Loss suffered by the Joint Venture or its Subsidiaries shall be limited to, regardless of the entity making the claim, 51% of such Loss, which limit is intended to reflect the interest of the Parent Companies in the Joint Venture or its Subsidiaries prior to the Initial Closing.

      9.4. NOTIFICATION OF CLAIMS. In the event that a Corn Products Group Member or a Parent Company Group Member has a claim for indemnification under
Section 9.1 or 9.2, as applicable, the applicable Corn Products Group Member or Parent Company Group Member shall promptly deliver a written notice to the Party from whom indemnification is requested which shall: (a) state that a Loss has occurred or is threatened for which such Corn Products Group Member of Parent Company Group Member is entitled to indemnification pursuant to this Agreement and (b) specify in reasonable detail each individual Loss including the amount thereof, if reasonably ascertainable, and the nature of the breach to which each Loss is related.

     9.5. DEFENSE OF CLAIMS. (a) If a Corn Products Group Member or a Parent Company Group Member has a claim to indemnification relating to an ongoing legal action, claim or proceeding against such Corn Products Group Member or Parent Company Group Member, the indemnified party in accordance with Section 9.1 or 9.2 (the "Indemnified Party") shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any indemnifying party hereunder (the "Indemnifying Party"), and in any such case the Indemnifying Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that (i) the Indemnifying Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and (ii) the Indemnified Party shall not, without the written consent of the Indemnifying Party (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnifying Party shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnifying Party has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

     (b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages or, where the Parent Companies are the Indemnifying Party, will have no continuing effect in any material respect on Corn Products or its business, assets or operations, including each of the Companies, then the Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party hereunder if the Indemnifying Party has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnifying Party has an obligation to provide indemnification hereunder to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith; provided that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnifying Party has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnifying Party to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

    9.6. EXCLUSIVE REMEDY. Each of the Parties hereby acknowledges and agrees that, after the Initial Closing, the exclusive remedy (whether at law or equity) with respect to any claims based upon a breach of any of the representations and warranties contained in Articles IV and V hereof or the covenants contained in Sections 6.2 and 6.4 hereof or Sections 5.3 and 5.4 of the Corporate Name License Agreement shall be pursuant to the indemnification provisions set forth in Article IX hereof. Each of the Parties further acknowledges and agrees that the indemnification provisions set forth in
Article IX hereof are not the exclusive remedy with respect to any claims based upon a breach of any covenants, except Sections 6.2 and 6.4 hereof, or Sections
5.3 and 5.4 of the Corporate Name License Agreement whether contained in this Agreement, the Parent Company Ancillary Agreements or the Corn Products Ancillary Agreements.

     9.7. WAIVER OF CLAIMS. In the event that (i) prior to the Initial Closing either of the Parent Companies shall give written notice to Corn Products describing facts and circumstances that result in the representations and warranties of the Parent Companies contained in this Agreement being untrue or incorrect as of the time of the Initial Closing in a manner that, individually or in the aggregate, has a Material Adverse Effect and acknowledges that the condition set forth in Section 8.1(a)(i) has not been satisfied, and
(ii) Corn Products waives the failure of condition under Section 8.1(a)(i) resulting therefrom and proceeds to consummate the transactions contemplated to occur at the Initial Closing, then Corn Products shall be deemed to have waived any claim for indemnification under Article IX with respect to any such breach of representation or warranty arising from such facts or circumstances.

     9.8. AVAILABLE CLAIMS. Notwithstanding anything else contained in this Agreement to the contrary, if the representations and warranties of the Parent Companies shall be untrue as of the time of the Initial Closing but not in a manner that has a Material Adverse Effect, Corn Products shall have the right to make a claim pursuant to Article IX hereof with respect to any such breach of representation or warranty and shall not be deemed to have waived its right to make such a claim by virtue of having consummated the Initial Closing.


                                   ARTICLE X

                                  TERMINATION

     10.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Initial Closing Date:

     (a)  by the mutual consent of Corn Products and the Parent Companies; or

     (b) by Corn Products or the Parent Companies if the Initial Closing shall not have occurred on or before March 31, 1999 (or such later date as may be mutually agreed to by Corn Products and each Parent Company).

     10.2. NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to Section 10.1 shall give notice of such termination to the other party to this Agreement.

     10.3. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to this Article X, all further obligations of the parties under this Agreement (other than Sections 7.3, 7.5, 11.2, 11.10 and 11.11) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.


                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.1. SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, that the representations and warranties contained in Articles IV and V (other than the representations and warranties contained in Sections 4.1(a), 4.1(b), the first two sentences of 4.2(a), 4.2(b) insofar as it applies to Aracorn, 4.3, 4.4(a)(i), 4.5 insofar as it applies to Aracorn, 4.7, 4.8 insofar as it applies to Aracorn, 4.9, 4.11(b) insofar as it applies to Aracorn, 4.12(a), 4.21A, 5.1, the first two sentences of 5.2, 5.3, 5.4(a)(i) and 5.6, which shall survive indefinitely) shall terminate on the date that is six months after the Initial Closing Date and the covenants contained in Sections 6.2 and
6.4 shall terminate on the date that is six months after the applicable Closing Date. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in Article IV or V under this Agreement after the date on which such representations and warranties terminate as set forth in this Section.

     11.2. NOTICES. Any notice, consent, authorization, direction or other communication required or permitted to be given hereunder shall be in writing and shall be delivered either by personal delivery or by telecopier or similar telecommunication device, and addressed as follows:

     If to Corn Products, to:

     6500 South Archer Road
     Bedford Park, IL 60501-1933
     Attention:  General Counsel
     FAX: (708) 563-6592

     with a copy to:

     Sidley & Austin
     One First National Plaza
     Chicago, Illinois 60603
     Attention: John M. O'Hare
     FAX: (312) 853-7036

     If to Aralia, to:

     Lopez Cotilla 2032 - Mezzanine
     Sector Juarez
     Guadalajara, Jal. 44100
     Mexico
     Attention: General Counsel
     FAX: 011-523-818-3395

     If to Arinsa, to:

     Lopez Cotilla 2032 - 8th Floor
     Sector Juarez
     Guadalajara, Jal. 44100
     Mexico
     Attention: General Counsel
     FAX: 011-523-818-3387

     with a copy to:

     Davis Polk & Wardwell
     450 Lexinton Avenue
     New York, NY 10017
     Attention: George R. Bason, Jr.
     FAX: (212) 450-4800


Any notice, consent, authorization, direction or other communication delivered as aforesaid shall be deemed to have been effectively delivered and received, if sent by telecopier or similar telecommunications device upon receipt of confirmation of such transmission or, if delivered, on the date of such delivery; provided, however, that if such date is not a Business Day then it shall be deemed to have been delivered and received on the Business Day next following such delivery. Any Party may change its address by written notice delivered as aforesaid.

     11.3.  LANGUAGE. This Agreement is made and signed in the English language.

     11.4. SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of the Parties and the respective successors and assigns; provided, however, that neither party shall have the right to transfer or assign its interest in this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

     (b) Notwithstanding the foregoing provisions of this Section 11.4, at any time after the transfer of the 26.6% Shares and the 24.4% Shares to Corn Products, Corn Products may assign its rights and obligations under this Agreement to any corporation or other entity that shall acquire all or substantially all of Corn Products' business and assets and which shall assume in writing all of Corn Products' obligations hereunder and deliver a signed copy of such assumption agreement to the Parent Companies.

     11.5. AMENDMENTS. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

     11.6 DISCLAIMER OF WARRANTIES. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, THE PARENT COMPANIES AND CORN PRODUCTS EACH DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PROPOSE AND ANY OTHER IMPLIED WARRANTIES.


     11.7. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the Party to be bound thereby.

     11.8. SEVERABILITY. Any Article, Section or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and shall be ineffective to the extent of such illegality, invalidity or unenforceability, but the Parties shall in good faith agree on a substitute provision that is legal, valid and enforceable and that most closely reflects the intention of the Parties. Such severed and ineffective provision shall not affect or impair the remaining provisions hereof, which provisions shall (i) be severed from any illegal, invalid or unenforceable Article, Section or other subdivision of this Agreement or any other provision of this Agreement and (ii) otherwise remain in full force and effect.

     11.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in several identical counterparts, each of which when executed and delivered by the Parties hereto shall be an original, but all of which together shall constitute a single instrument.

     11.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York, United States of America.

     11.11. SUBMISSION TO JURISDICTION. Each Parent Company and Corn Products hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the exclusive jurisdiction of any court of the State of New York, United States of America and waives any and all objections to jurisdiction that they may have under the laws of the State of New York, the United States of America or the Republic of Mexico and any claim or objection that any such court is an inconvenient forum.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                            CORN PRODUCTS INTERNATIONAL INC.




                            By:  ___________________________
                                 Name:
                                 Title:



                            PROMOCIONES INDUSTRIALES ARALIA, S.A. DE C.V.


                            By:  ___________________________
                                 Name:
                                 Title:



                            ARANCIA INDUSTRIAL S.A. DE C.V.


                            By:  ___________________________
                                 Name:
                                 Title: